UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under § 240.14a-12

Payoneer Global Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee previously paid with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Payoneer

2023 Notice of Annual Meeting of Stockholders and Proxy Statement

Message from our CEO
Dear Stockholders,
I am pleased to invite you to Payoneer’s 2023 Annual Meeting of Stockholders, to be held virtually on May 31, 2023, at 9.00 a.m. (Eastern Time). The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/PAYO2023, where you will be able to listen to the meeting live, submit questions and vote online. During the meeting, we will address the voting items in this year’s Proxy Statement and take your questions. Regardless of whether you plan to join the meeting, your vote is important, and we encourage you to review the enclosed materials and submit your proxy before the meeting.
Payoneer helps entrepreneurs with cross-border business operations transact, grow and capture opportunity in an increasingly digital economy. We provide them with the tools and services they need to manage their global financial operations, including accounts receivable, accounts payable, and operating account capabilities. Our long-term ambition is to profitably serve more of the world’s small and medium-sized businesses (SMBs) and be their partner of choice across a comprehensive range of payment and financial services.
We are humbled by the trust of our customers, which drove our record 2022 results. Payoneer continued to acquire new customers, expand our suite of offerings, and deepen our geographic footprint throughout 2022. As a result, we generated 33% year-over-year revenue growth and increased adjusted EBITDA margins. I am incredibly excited about Payoneer’s strong position to capture a greater share of a growing $5 trillion market globally and I’m honored to lead Payoneer as its Chief Executive Officer for our next leg of growth.
We are fortunate to have an engaged Board of Directors that guides and challenges us. Our Board has been assembled to bring diverse viewpoints, backgrounds, experiences, and tenures, and our Directors play an integral role in our governance, strategy, and success. We have a strong corporate governance framework, which ensures that we are executing on our growth plans, creating long-term value for stockholders and serving our customers, communities, and employees.
We recognize the significant opportunity we have at Payoneer to serve and deliver value for our stakeholders. For our customers, we will continue to innovate and to evolve our offerings so we can deliver a comprehensive suite of financial services to SMBs with global needs. For our communities, I am proud to announce that at the end of 2022, Payoneer established the Payoneer Foundation so we can better focus on charitable giving and global support where it’s needed most. For our employees, we are dedicated to recruiting and retaining talented individuals and ensuring Payoneer remains a great place to work. Our 2022 results and forward momentum are a direct result of our experienced leaders and talented employees around the world who are passionate and focused on our success. And for our stockholders, we are committed to delivering sustained long-term profitable growth.
On behalf of our Board of Directors and our entire executive leadership team, thank you to our stockholders for your continued trust and support.
Sincerely,
John Caplan,
Chief Executive Officer and Director

Payoneer Global Inc.
Notice of annual meeting of stockholders
to be held virtually on May 31, 2023, at 9.00 a.m. (Eastern Time)
April 18, 2023
Dear Stockholder:
You are cordially invited to attend the 2023 Annual Meeting of the Stockholders (the “Annual Meeting”) of Payoneer Global Inc., a Delaware corporation (“we,” “us,” “Payoneer” or the “Company”). The Annual Meeting will be held virtually on May 31, 2023, at 9.00 a.m. (Eastern Time), for the following purposes:
1.
To elect the four nominees for Class II directors to serve until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified;

2.
To ratify the selection of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited (“PwC”), as the independent registered public accounting firm for Payoneer for the fiscal year ending December 31, 2023;

3.
To conduct a non-binding advisory vote to approve named executive officer compensation;

4.
To conduct a non-binding advisory vote on the frequency of future stockholder non-binding advisory votes to approve named executive officer compensation; and

5.
To conduct any other business properly brought before the Annual Meeting.

The record date for the Annual Meeting is April 3, 2023 (the “Record Date”). Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting or any adjournment thereof.
We have determined to hold a virtual annual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and without charge. We believe this is the right choice for Payoneer currently, as it enables engagement with our stockholders, regardless of size, resources, or physical location. We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
If you plan to participate in the virtual Annual Meeting, please see the Questions and Answers section below. Stockholders will be able to attend, vote and submit questions via the internet by visiting www.virtualshareholdermeeting.com/PAYO2023.
If you have any questions or need assistance in voting your shares, please write to Payoneer Investor Relations at Payoneer Global Inc., 150 W 30th St, New York, New York 10001 or by email at investor@payoneer.com.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 31, 2023. This Proxy Statement and the Company’s 2022 Annual Report on Form 10-K are available at www.proxyvote.com.
As permitted by applicable Securities and Exchange Commission rules, on or about April 18, 2023, we mailed an Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our Annual Meeting proxy statement and 2022 Annual Report on Form 10-K online, as well as instructions on how to obtain printed copies of these materials by mail.
By Order of the Board of Directors
Tsafi Goldman,
Chief Legal & Regulatory Officer and Corporate Secretary
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO VIRTUALLY ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD, OR VOTE OVER THE TELEPHONE OR INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IF YOU ATTEND THE ANNUAL MEETING.

Page
Proposal No. 1: Election of Directors	1
Information Regarding the Board of Directors and Corporate Governance	7
SOCIAL RESPONSIBILITY AND ESG PRACTICES	13
Report of the Audit Committee of the Board of Directors	15
Proposal No. 2: Ratification of the Selection of the Independent Registered Public Accounting Firm for Payoneer	16
Other Information Related to Payoneer, the Directors and Executive Officers	18
COMPENSATION DISCUSSION AND ANALYSIS	22
Compensation TABLES AND OTHER INFORMATION	35
Pay Versus Performance Disclosure	45
Proposal No. 3: Non-Binding Advisory Vote TO APPROVE Named Executive Officer Compensation	51
PROPOSAL NO. 4: Non-Binding Advisory Vote on the Frequency of FUTURE Stockholder Non-Binding Advisory Votes TO APPROVE Named Executive Officer Compensation	52
Certain Relationships and Related Party Transactions	53
General Information About the Annual Meeting	55
Questions and Answers About These Proxy Materials and Voting	56
Annex A: Forward Looking Statements; Financial Information; Non-GAAP Financial Measures	A-1

Proposal No. 1: Election of Directors
The Company’s Board of Directors (the “Board”) is presently comprised of nine members, who are divided into three classes, designated as Class I, Class II and Class III. One class of directors is elected by the stockholders at each annual meeting to serve from the time of their election until the third annual meeting of stockholders following their election. As of the date of this Proxy Statement, Class I directors consist of Scott Galit and Avi Zeevi; Class II directors consist of John Caplan, Amir Goldman, John C. (Hans) Morris and Rich Williams; and Class III directors consist of Sharda Caro del Castillo, Christopher (Woody) Marshall and Pamela H. Patsley.
The Nominating and Corporate Governance Committee of the Board has recommended, and the Board has approved, the nomination of four Class II directors, John Caplan, Amir Goldman, Rich Williams and Susanna Morgan, for three-year terms expiring at the 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified, or, if sooner, until the director’s death, resignation, retirement, disqualification or removal. Each of Mr. Caplan, Mr. Goldman and Mr. Williams, is currently a director of the Company, and Mr. Caplan is also the CEO of the Company. Ms. Morgan is a new director nominee recommended by the Nominating and Corporate Governance Committee as part of the Board’s ongoing succession planning, in consultation with an independent third-party search firm. John C. (Hans) Morris, a current Class II director, was not nominated for re-election, and will be retiring from the Board effective at the Annual Meeting. Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. The four nominees receiving the highest number of affirmative votes will be elected.
Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. If any nominee should become unavailable to serve for any reason, the proxies named may cast votes for a substitute nominee designated by the Nominating and Corporate Governance Committee and approved by the Board, or the Board may reduce its size. We have no reason to believe that any nominee named will be unable to serve if elected.
| 2023 Proxy Statement	1

Nominees for Director and Continuing Directors
The names and ages of the nominees and continuing directors, length of service with the Company and Board committee memberships are set forth in the table below.
Name	Age	Director Since	Current Term Expires	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Risk Committee
Nominees
John Caplan	53	2022	2023
Amir Goldman	51	2014	2023	x		x	x
Susanna Morgan*	53	—	—	x	x			x
Rich Williams	48	2021	2023	x	x			x
Continuing Directors
Sharda Caro del Castillo	52	2023	2024	x		x		x
Scott Galit	52	2010	2025					x
Christopher (Woody) Marshall	54	2017	2024	x		x	x
Pamela H. Patsley	65	2021	2024	x	x		x
Avi Zeevi**	72	2008	2025	x	x			x
* Ms. Morgan is a new director nominee and is not currently a director of the Board, or a member of any of its committees. If Ms. Morgan is elected by our stockholders at the Annual Meeting, she will be appointed to the Audit and Risk Committees.
** Chair of the Board.
Our current directors self-identify as set forth in the table below.
Board Diversity Matrix (as of March 31, 2023)
Total Number of Directors:	9
	Female	Male
Directors	2	7
	Number of Directors who identify in Any of the Categories Below:
Asian	1	0
White	1	7
2	| 2023 Proxy Statement

A brief biography of each nominee and each continuing director is also set forth below, which includes information, as of the date of this Proxy Statement, regarding specific and particular experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee and the Board to believe that the director should serve on the Board:
Director Nominees
John Caplan Age: 53 Director Since: 2022
Mr. Caplan has served as the Co-CEO and a director of Payoneer since May 2022, and became sole CEO in March 2023. Prior to joining Payoneer Mr. Caplan was President North America & Europe at Alibaba.com, a business unit of the Alibaba Group (NYSE: BABA), which he joined in September 2018 and left in April 2022. Previously, Mr. Caplan was founder and Chief Executive Officer of OpenSky, a SMB software and services firm, from 2009 to 2018, after a majority stake was acquired by Alibaba in 2017. Prior to founding OpenSky, Mr. Caplan was Chief Executive Officer at Ford Models, Inc., a fashion talent agency, from 2002 to 2009; and CMO of About.com, an internet publishing business, from 1998 to 2001. Mr. Caplan serves on the board of Oscar Heyman & Brothers (since 2020), and previously served on the boards of 5min (from 2008 to 2010), Caroo (from 2019 to 2022), Sendle (from 2021 to 2022), and Clyde (from 2020 to 2023). Mr. Caplan has a Bachelor of Arts in English from the University of Rochester. We believe Mr. Caplan’s experience as an executive in the e-commerce industry, technology and marketing make him well qualified to serve as a director.

Amir Goldman Age: 51 Director Since: 2014
Mr. Goldman has served as a director of Payoneer since 2014. Since 2006, he has served as the founder and Managing Director of Susquehanna Growth Equity, a private equity firm focused on investing in growing companies in the software and payments sectors. From 2002 to 2006, he was a Principal at TL Ventures, a venture capital firm and he previously served as Principal at BRM Capital, a venture capital firm focused on internet infrastructure and software companies between 1999 and 2002. Mr. Goldman has served on the boards of multiple private companies, including iCIMS, HighRadius, HMP Global, CashEdge (acquired by Fiserv), and Macropoint (acquired by Descartes). Mr. Goldman has a Master of Business Administration from Harvard Business School and a Bachelor of Science in Economics from the Wharton School at University of Pennsylvania. We believe Mr. Goldman’s experience in analyzing companies, investing in technology, and overseeing the growth of companies through board participation make him well qualified to serve as a director.

Susanna Morgan Age: 53 New Director Nominee
Ms. Morgan is a new director nominee. From 2018 to 2022, Ms. Morgan was the Chief Financial Officer of Remitly Global Inc. (NASDAQ: RELY), a mobile-first provider of remittances and financial services for immigrants. From 2015 to 2018, Ms. Morgan served as SVP, Finance & Investor Relations of Apptio (NASDAQ: APTI — subsequently acquired by Vista), a leading provider of technology business management applications. Prior to joining Apptio, between 2013 and 2015, Ms. Morgan was SVP and Global Head of Financial Planning & Analysis at Concur (NASDAQ: CNQR, acquired by SAP in 2014), a travel and expense SaaS company. She previously served in Corporate Development leadership roles at Vertafore, an insurance software company, Charles Schwab, a multinational financial services company, and Oracle, a multinational technology company, after beginning her career in strategy consulting. Ms. Morgan holds a Master of Business Administration from Harvard Business School, a Master of Arts in International Policy Studies from Stanford University and a Bachelor of Arts with Honors in Quantitative Economics from Stanford University. We believe Ms. Morgan’s experience as a CFO and her various leadership roles in publicly traded companies make her well qualified to serve as a director.

| 2023 Proxy Statement	3

Rich Williams Age: 48 Director Since: 2021
Mr. Williams has served as a director of Payoneer since June 2021. Mr. Williams currently serves as CEO of The Value Studio, LLC, which he founded in 2020 to provide strategic consulting and advisory services for leading private equity and venture capital firms and their portfolio companies; managing partner of Works Capital, LLC, a private investment fund focusing on early-stage disruptive technology companies; and President and Director of Built Technologies, a private technology company serving the construction industry. Mr. Williams serves as a board member for Indiegogo, an online commerce and crowdfunding platform for entrepreneurs to launch new and groundbreaking products, and he serves as a board member of Shift One, Inc., a privately held labor marketplace technology company. From 2020 to 2021, Mr. Williams served as CEO and board member of Alkuri Global Acquisition Corp. (Alkuri; NASDAQ: KURI), a special purpose acquisition corporation favoring next-generation technology businesses in the areas of consumer internet and marketplaces, healthtech, fintech and mobility. Prior to his current roles and his time at Alkuri, from 2011 to 2020, Mr. Williams served in a variety of executive roles at Groupon (NASDAQ: GRPN), a small business services and products online marketplace, including serving as CEO from 2015 to 2020. From 2008 to 2011, Mr. Williams ran a variety of global marketing and advertising teams and technologies at Amazon. Prior to joining Amazon, Mr. Williams spent over seven years developing marketing programs and technologies in a variety of leadership roles at Experian (LSE: EXPN), a leading global data, analytics and financial services company. Mr. Williams also served on the board of Groupon (NASDAQ: GRPN) from 2015 to 2020, and Kontoor Brands (NYSE: KTB) from 2019 to 2020. Mr. Williams studied Aerospace Engineering and Political Science at the University of Southern California. We believe Mr. Williams’ experience in e-commerce, technology, marketing, financial services and corporate governance make him well qualified to serve as a director.

Vote Required
Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. The four nominees receiving the highest number of affirmative votes will be elected. In an uncontested election, “Withhold” votes have no effect and will not prevent a candidate from getting elected. Broker non-votes will also have no effect on this Proposal No. 1.
The Board of Directors recommends a vote in
favor of each named nominee in this proposal no. 1
4	| 2023 Proxy Statement

Continuing Directors
Sharda Caro del Castillo Age: 52 Director Since: 2023
Ms. Caro del Castillo has served as a director of Payoneer since March 2023. Prior to her appointment, Ms. Caro del Castillo served as Chief Legal Officer, Chief Compliance Officer and Corporate Secretary of Affirm, Inc. [NASDAQ: AFRM] from 2019 to 2021. From 2014 to 2019, Ms. Caro del Castillo was General Counsel and Chief Compliance Officer of Payments, and interim Global Head of Payments, at Airbnb [NASDAQ: ABNB]. Prior to joining Airbnb, Ms. Caro del Castillo was Payments Counsel and Head of Payments Platform at Square, Inc. [NYSE: SQ] from 2012 to 2014, and Product and Regulatory Counsel at PayPal [NASDAQ: PYPL] from 2010 to 2012. Ms. Caro del Castillo serves on the boards of Forter since 2022 and GoFundMe since 2021. She also serves as member of the board of trustees of The Seven Hills School since 2022. Ms. Caro del Castillo has a Bachelor of Science from Santa Clara University, and a Juris Doctorate from Case Western Reserve University School of Law. We believe Ms. Caro del Castillo’s background in global payments, financial services, regulation and compliance make her well qualified to serve as a director.

Scott Galit Age: 52 Director Since: 2010
Mr. Galit has served as a director of Payoneer since 2010. He was also CEO and later Co-CEO of Payoneer until March 2023, when he transitioned to serving as a Senior Advisor. Prior to joining Payoneer, Mr. Galit was President of i2c. Before joining i2c in 2010, he was the Executive Vice President at Meta Payments Systems and on the Executive Committee of MetaBank, an OTS-regulated financial institution. From 2005 to 2007 he was the Global Head of Prepaid for Mastercard, where he developed Mastercard’s global prepaid strategy and oversaw its global prepaid business. Mr. Galit was the founder and CEO of Solspark from 1999 to 2002, Senior Vice President/General Manager at Concord EFS from 2002 to 2003 (after Solspark was sold to Concord EFS), and Senior Vice President/General Manager of First Data from 2003 to 2004 (after Concord EFS was sold to First Data). Earlier in his career he was an investment banker at Donaldson, Lufkin & Jenrette. Mr. Galit was also a founding board member of the Network Branded Prepaid Card Association (NPBCA). Mr. Galit has a Bachelor of Arts with distinction from the honors program at the University of Virginia. We believe that Mr. Galit’s experience in executive leadership positions in the payment industry makes him qualified to serve as a director.

Christopher (Woody) Marshall Age: 54 Director Since: 2017
Mr. Marshall has served as a director of Payoneer since 2017. In addition to his role on Payoneer’s Board, he currently serves on the boards of directors of Spotify (NYSE: SPOT) (where he serves as lead independent director) and Nerdy (NYSE: NRDY), both of which he joined in 2015, and as a director in a number of private companies. Since 2008, Mr. Marshall has served as a general partner of TCV, a private equity firm. Mr. Marshall has been active in the venture capital industry since 1995, having spent 12 years at Trident Capital, a venture capital and private equity firm with a primary investment focus on the payments, internet and mobile industries. Mr. Marshall has a Bachelor of Arts in Economics from Hamilton College and a Master of Business Administration from the Kellogg School of Management at Northwestern University. We believe Mr. Marshall’s experience in the payments industry, serving on public company boards and advising fast-growing platforms as they scale make him well qualified to serve as a director.

| 2023 Proxy Statement	5

Pamela H. Patsley Age: 65 Director Since: 2021
Ms. Patsley has served as a director of Payoneer since September 2021. From 2016 to 2018, Ms. Patsley served as Executive Chair of MoneyGram International, Inc. (NASDAQ: MGI), the global remittance Company, and was its Chair and Chief Executive Officer from 2009 to 2015. Ms. Patsley previously held executive positions with the payment processor First Data Corporation, First Data Merchant Services (a division of First Data Corporation), Paymentech, Inc. and First USA, Inc. Earlier in her career, she worked for KPMG. Ms. Patsley currently serves on the boards of Texas Instruments Inc. (NASDAQ: TXN), Keurig Dr Pepper Inc. (NASDAQ: KDP) and Hilton Grand Vacations Inc. (NYSE: HGV). She also serves on the board of Tolleson Wealth Management, a privately held company. From 2018 through 2021 she served on the board of ACI Worldwide, Inc. (NASDAQ: ACIW), from 1996 through 2009 on the board of Molson Coors Brewing Company (NYSE: TAP), and from 2002 through 2006 on the board of Pegasus Solutions Inc. (NASDAQ: PEGS). Ms. Patsley holds a Bachelor of Science in Business Administration — Accounting from the University of Missouri. We believe Ms. Patsley’s experience as an executive in the financial services industry, as well as her experience serving on public company boards, make her well qualified to serve as a director.

Avi Zeevi Age: 72 Director Since: 2008
Mr. Zeevi has served as a director and Chair of the Board of Directors of Payoneer since 2008. Mr. Zeevi is a FinTech entrepreneur and investor. He is Co-founder of the Viola group — a private equity investment group with over $4B of assets under management, and co-founder and General Partner of Viola Ventures, a venture capital firm. Mr. Zeevi is also a co-founder and the Chairman of the investment committee of Viola FinTech. Mr. Zeevi has been with Viola since it was founded in 2000 and has more than 40 years of experience as an entrepreneur, executive and investor. Mr. Zeevi has experience in the global financial industry through his involvement in several FinTech companies including: MINT Systems, Decalog and Actimize, where he served as an active Chairman from 2001 and until it was sold to NICE Systems (NASDAQ: NICE), and Pagaya (NASDAQ: PGY), where he serves as the Chairman of its board of directors since 2016. Mr. Zeevi is also a board member of a number of private companies. Mr. Zeevi is a Board Member at The Center for Educational Technology (CET) which is dedicated to the advancement of the education system in Israel, in the Jewish world and around the globe and a Board Member at Bat Sheva Dance Company. He is also a Member of the Board of Governors of the Technion, the Israel Institute of Technology. Mr. Zeevi has a Bachelor of Science in Industrial Engineering from the Technion, the Israel Institute of Technology. We believe Mr. Zeevi’s experience with FinTech companies, and his experience as a CFO of a publicly traded company (Oshap Technologies Ltd., was traded on NASDAQ between 1993-1999) and as a board member of fast-growing technology companies through his diverse career make him well qualified to serve as a director.

6	| 2023 Proxy Statement

Information Regarding the Board of Directors
and Corporate Governance
This section describes key corporate governance principles and practices that we have adopted. Complete copies of the charters of the committees of the Board, our Corporate Governance Guidelines and our Code of Conduct and Ethics, described below, can be found in the Governance section on our website at investor.payoneer.com/governance. Alternatively, you can request a copy of any of these documents free of charge by writing to: Corporate Secretary, c/o Payoneer Global Inc., 150 W 30th St, New York, New York 10001. Information on or accessible through our website is not incorporated by reference in this Proxy Statement.
Board Composition
Our Board of Directors currently consists of nine members. In accordance with our amended and restated Certificate of Incorporation and our Bylaws, our directors are divided into three classes serving staggered three-year terms. At each annual meeting of stockholders, our directors will be elected to succeed the class of directors whose terms have expired. As of the date of this Proxy Statement, our directors are divided among the three classes as follows:
•
Class I directors consist of Scott Galit and Avi Zeevi;

•
Class II directors consist of John Caplan, Amir Goldman, John C. (Hans) Morris and Rich Williams; and

•
Class III directors consist of Sharda Caro del Castillo, Christopher (Woody) Marshall and Pamela H. Patsley.

Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective terms. Each director’s term continues until the election and qualification of their successor, or their earlier death, resignation, retirement, disqualification, or removal. Susanna Morgan is a new director nominee, and if elected at the Annual Meeting will serve as a Class II director. John C. (Hans) Morris is not standing for re-election, and will be retiring from the Board at the Annual Meeting.
Independence of the Board of Directors
The Board has affirmatively determined that directors Messrs. Goldman, Marshall, Williams and Zeevi, and Mses. Caro del Castillo and Patsley, and new director nominee Ms. Morgan, are independent within the meaning of the applicable Nasdaq listing standards regarding the definition of  “independent.” The Board has also determined that Mr. Morris, who is retiring at the Annual Meeting, qualifies as an independent director, and that Ms. Heather Tookes, who retired from the Board effective March 17, 2023, was independent during the time that she served on the Board. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions”. There are no family relationships between any director and any of our executive officers.
Board Leadership Structure
Our Board of Directors is currently chaired by Mr. Zeevi. Our Board believes that separation of the positions of Chair of our Board and Chief Executive Officer is appropriate at this time because this structure reinforces the independence of our Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our Board as a whole. As such, Mr. Caplan serves as our Chief Executive Officer while Mr. Zeevi serves as the Chair of our Board but is not an officer. We believe that the Board’s risk oversight structure function is complemented by our current board leadership structure of a separate Chair of the Board and Chief Executive Officer.
In addition, all members of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee are independent directors.
| 2023 Proxy Statement	7

Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board believes that its current leadership structure facilitates its risk oversight responsibilities. In particular, the Board believes the majority-independent Board and the independent Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee provide a well-functioning and effective balance to an experienced Chief Executive Officer.
The Audit Committee manages risk by overseeing the integrity of the Company’s financial statements and internal controls; the qualifications, independence and performance of the Company’s independent auditor; the performance of the Company’s internal audit function; and the Company’s compliance with legal and regulatory requirements. The Audit Committee reviews and discusses with members of the Risk Committee of the Board and with management the Company’s major financial risk exposures and steps taken to monitor and control such exposures.
The Nominating and Corporate Governance Committee manages risk by reviewing and evaluating the size, composition, function and duties of the Board consistent with its needs; overseeing the succession process in the event the Board determines that a new Chief Executive Officer should be hired; making recommendations to the Board as to determinations of director independence; and developing and recommending to the Board the Corporate Governance Guidelines, and reviewing and reassessing the Code of Conduct and Ethics for the Company.
The Compensation Committee manages risk by reviewing and assessing risks arising from the Company’s employee compensation policies and practices and whether any such risks are reasonably likely to have a material adverse effect on the Company.
The Risk Committee manages risk by overseeing the Company’s affairs in the areas of enterprise risk management and certain compliance matters, including review of key risk issues and emerging risks that may be applicable to the Company, discussion of management’s risk mitigation processes and evaluation of potential remediation plans.
Meetings of the Board of Directors
During the fiscal year ended December 31, 2022, the Board held 8 meetings. Each Board member attended 75% or more of the aggregate meetings of the Board and of the committees on which they served held in 2022 during the period for which they were a director or committee member. The Company’s directors are expected to attend our annual meetings of stockholders. In the 2022 annual meeting of stockholders all Board members participated, except for Mr. Marshall, due to conflicting schedules.
Our independent directors meet from time to time in executive session as part of Board or committee meetings. The Board and each of our standing independent committees typically hold an executive session of non-management directors (all of whom are independent directors) as a part of most regularly scheduled meetings.
Information Regarding Committees of the Board of Directors
The Board has a number of committees that perform certain functions for the Board. The current committees of the Board are the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Risk Committee. Below is a description of such committees. The Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee each has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meets the applicable Nasdaq listing standards regarding “independence” and that each member has no relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit Committee
The members of our Audit Committee are currently John C. (Hans) Morris, Pamela H. Patsley, Rich Williams and Avi Zeevi. Ms. Patsley is the Chair of our Audit Committee. If elected to the Board at the Annual Meeting, Ms. Morgan
8	| 2023 Proxy Statement

will join as a member of the Audit Committee. Mr. Morris will be retiring from the Board at the Annual Meeting. The composition of our Audit Committee meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations, including independence requirements specific to members of the audit committee of the board of directors of a listed company. Our Board has determined that each member of our Audit Committee, as well as Susanna Morgan, a new director nominee, is financially literate. In addition, our Board has determined that each of Ms. Patsley and Mr. Zeevi is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended. Our Audit Committee is directly responsible for, among other things:
•
assisting the Board in its oversight of

•
the integrity of the Company’s internal controls and financial statements, including reviewing and discussing with management and the independent auditor the annual audited financial statements and unaudited quarterly financial statements;

•
the qualifications, independence and performance of the Company’s independent auditor;

•
the performance of the Company’s internal audit function; and

•
the Company’s compliance with legal and regulatory requirements; and

•
preparing the Audit Committee report that the Securities and Exchange Commission rules require to be included in the Company’s annual proxy statement.

In 2022, the Audit Committee met 6 times. Our Audit Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the Nasdaq. As required by its charter, the Audit Committee conducts a self-evaluation annually. The Audit Committee also reviews and assesses the adequacy of its charter annually and recommends any proposed changes to the Board for its consideration.
Compensation Committee
The members of our Compensation Committee are currently Sharda Caro del Castillo, Amir Goldman and Christopher (Woody) Marshall. Mr. Goldman is the Chair of our Compensation Committee. Each member of this committee is a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations, including independence requirements specific to members of the compensation committee of the board of directors of a listed company. Our Compensation Committee is responsible for, among other things:
•
determining, or recommending to the Board for determination, the base salary, incentive compensation, long-term compensation and any other compensation or benefit of the Chief Executive Officer and each of the Company’s other executive officers;

•
reviewing, periodically evaluating and making recommendations to the Board regarding the compensation and benefits for the Company’s directors;

•
reviewing and evaluating the Company’s executive compensation and benefits policies generally, including the review and recommendation of any incentive-compensation and equity-based plans of the Company that are subject to Board approval;

•
reviewing and assessing risks arising from the Company’s employee compensation policies and practices and whether any such risks are reasonably likely to have a material adverse effect on the Company; and

•
preparing the Compensation Committee Report required by SEC rules to be included in the Company’s annual proxy statement or Form 10-K, and reviewing and discussing the Company’s Compensation Disclosure and Analysis as required by SEC rules (“CD&A”) with management and providing a recommendation to the Company’s Board regarding the inclusion of the CD&A within the Company’s proxy statement or Form 10-K, as applicable.

| 2023 Proxy Statement	9

In 2022, the Compensation Committee met 4 times. Our Compensation Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the Nasdaq. The Compensation Committee charter grants the Compensation Committee sole authority to retain or obtain the advice of a compensation consultant, legal counsel or other adviser, including the authority to approve the consultant’s reasonable compensation. The Compensation Committee may select such advisers, or receive advice from any other adviser, after taking into consideration all factors relevant to that person’s independence from management, including those independence factors enumerated by Nasdaq rules.
As required by its charter, the Compensation Committee conducts a self-evaluation annually. The Compensation Committee also annually reviews and assesses the adequacy of its charter and recommends any proposed changes to the Board for its consideration.
Compensation Committee Processes and Procedures
The implementation of our compensation philosophy is carried out under the supervision of the Compensation Committee. The Compensation Committee charter requires that the Compensation Committee meet as often as it determines is appropriate to carry out its responsibilities under the charter, but not less than twice a year. The Chair of the Compensation Committee, in consultation with the other Compensation Committee members, determines the frequency and length of the Compensation Committee meetings and sets meeting agendas consistent with the Compensation Committee charter. The Compensation Committee also meets regularly in executive session. Management does not participate in the executive sessions of the Compensation Committee.
The Compensation Committee engaged Compensia as an independent adviser to the Compensation Committee. In 2022, Compensia conducted analysis and provided data on, among other things, appropriate equity compensation for our executive officers, including our then-Co-Chief Executive Officers and Chief Financial Officer. Compensia reported directly to the Compensation Committee, which retained sole authority to direct the work of and engage Compensia. As part of its analysis, Compensia collected and analyzed compensation information from a peer group of comparable public companies. The Compensation Committee considered this report when making its determinations regarding executive compensation in 2022, as detailed below in the section titled “Compensation Discussion and Analysis”.
Nominating and Corporate Governance Committee
The members of our Nominating and Corporate Governance Committee are currently Amir Goldman, Christopher (Woody) Marshall and Pamela H. Patsley. Mr. Marshall is the Chair of our Nominating and Corporate Governance Committee. All members of our Nominating and Corporate Governance Committee meet the requirements for independence under the current Nasdaq listing standards. Our Nominating and Corporate Governance Committee is responsible for, among other things:
•
reviewing and evaluating the size, composition, function and duties of the Board consistent with its needs;

•
recommending criteria for the selection of candidates to the Board and its committees, and identifying individuals qualified to become Board members consistent with such criteria, including the consideration of nominees submitted by stockholders;

•
recommending to the Board director nominees for election at the next annual or special meeting of stockholders at which directors are to be elected or to fill any vacancies or newly created directorships that may occur between such meetings;

•
recommending directors for appointment to Board committees;

•
overseeing the succession process in the event the Board determines that a new Chief Executive Officer should be hired;

•
making recommendations to the Board as to determinations of director independence;

•
overseeing the evaluation of the Board;

10	| 2023 Proxy Statement

•
reviewing the Company’s actions in furtherance of its corporate social responsibility, including considering the impact of Company procedures and processes on employees, citizens and communities; and

•
developing and recommending to the Board the Corporate Governance Guidelines and Code of Conduct and Ethics for the Company.

In evaluating director nominees, the Board, with assistance of the Nominating and Corporate Governance Committee, considers a nominee’s qualities, performance and professional responsibilities, but also the then composition of the Board and the challenges and needs of the Board at that time, including issues of judgment, skills, background and experience. The Board believes that directors should possess relevant skills, professional experience, personal integrity, judgment and availability necessary to meet the challenges and needs of the Board. The Nominating and Corporate Governance Committee does not have a specific director diversity policy, but in practice considers diversity, including gender identity, race and ethnicity, and background, in evaluating candidates for Board membership.
The Nominating and Corporate Governance Committee held 3 meetings in 2022. Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the Nasdaq.
The Nominating and Corporate Governance Committee charter grants the Nominating and Corporate Governance Committee authority to retain and terminate any advisers, including search firms, to identify director candidates, compensation consultants as to director compensation and legal counsel in relation to such matters, including sole authority to approve all such advisers’ fees and other retention terms.
As required by its charter, the Nominating and Corporate Governance Committee conducts a self-evaluation annually. The Nominating and Corporate Governance Committee also annually reviews and assesses the adequacy of its charter and recommends any proposed changes to the Board for its consideration.
Risk Committee
The members of our Risk Committee are currently Sharda Caro del Castillo, Scott Galit, John C. (Hans) Morris, Rich Williams and Avi Zeevi. Mr. Morris is the Chair of our Risk Committee. If elected to the Board at the Annual Meeting, Susanna Morgan will join as a member of the Risk Committee. Mr. Morris will be retiring from the Board at the Annual Meeting, and following his departure will be replaced as the Chair of the Risk Committee by Rich Williams (subject to Mr. Williams’ re-election at the Annual Meeting). Our Risk Committee is responsible for, among other things:
•
reviewing the adequacy of the Company’s enterprise risk management programs and policies, and making recommendations for any improvements in these areas;

•
overseeing and discussing emerging and key risks and the steps that management has taken to monitor and control such risks;

•
reviewing the Company’s cybersecurity and the protection of data integrity policies and practices, including making recommendations for improvements in these areas;

•
reviewing the Company’s privacy and data protection policies and receiving from management updates regarding its activities in these areas and recommending areas for improvement; and

•
reporting, together with management, on an annual basis to the Board on (a) the Company’s strategies in light of the overall risk profile of the Company, (b) the nature and magnitude of the significant risks the Company is exposed to, (c) the processes, policies, procedures and controls in place to manage or mitigate the significant risks, and (d) the overall effectiveness of the enterprise risk management process.

In 2022, the Risk Committee met 6 times. Our Risk Committee operates under a written charter, which requires the Risk Committee to conduct a self-evaluation annually. The Risk Committee also reviews and assesses the adequacy of its charter annually and recommends any proposed changes to the Board for its consideration.
| 2023 Proxy Statement	11

Communications with the Board of Directors
Stockholders or other interested parties wishing to communicate with the Board, the Chair, the independent directors as a group or any individual director may do so by writing to: Corporate Secretary, c/o Payoneer Global Inc., 150 W 30th St, New York, New York 10001.
All communications will be promptly forwarded to the appropriate director(s). Such items that are unrelated to a director’s duties and responsibilities as a Board member may be excluded by our corporate security department, including, without limitation, solicitations and advertisements, junk mail, product-related communications, job referral materials and resumes, surveys, and material that is determined to be illegal or otherwise inappropriate.
Stockholders may recommend a candidate to the Board by following the procedures for communicating with the Board described above. The Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders in the same manner as other director candidates.
Code of Conduct and Ethics
Our Board of Directors has adopted a Code of Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior officers. The full text of our Code of Conduct and Ethics is available in the Governance section of our website at investor.payoneer.com/governance. Information on or accessible through our website is not incorporated by reference in this Proxy Statement. We intend to disclose future amendments to our Code of Conduct and Ethics, or any waivers of such code, on our website set forth above.
12	| 2023 Proxy Statement

Social Responsibility and ESG Practices
It is Payoneer’s mission to enable businesses from around the world to participate and succeed in the global digital economy. We want to provide entrepreneurs, cross-border traders, trailblazers, and market pioneers the opportunities, education, and assistance to help them create opportunity, shape their future and own tomorrow.
Our Nominating and Corporate Governance Committee provides oversight of the development and implementation of our ESG and social responsibility strategy. As part of its charter, the Committee reviews the Company’s actions in furtherance of its corporate social responsibility, including considering the impact of Company procedures and processes on employees, citizens, and communities. The Committee receives updates from management on the development and implementation of our ESG workplan and the Committee discusses ESG topics with management.
Payoneer is truly a global company with our team distributed across over 30 countries, speaking around 22 languages. We value diversity of thought, diversity of origin and diversity of decision making. As of year-end 2022, 51% of our global workforce is female, and the team in Israel recently received an award citing Payoneer as one of the top five most diverse companies in Israel.
Payoneer’s social impact strategy is built on these pillars:
•
Customers: Democratize economies, provide opportunities for SMBs and expand emerging markets.

•
Employees: Commitment to diversity and inclusion, the health and wellbeing of our teams around the world, develop talent and provide multiple forums for employees to express themselves and provide feedback.

•
Communities: Contribute, both financially and with employee volunteering, to the communities in which our people live and work; and support local groups when disasters occur.

•
Environment: Mindfulness of our environmental responsibility and behavior and commitment to reducing our carbon footprint and mitigating climate risk.

•
Governance: Commitment to transparency, ethical practices, data protection and accountability through compliance with requisite corporate policies.

Key Milestones in 2022
Payoneer Foundation — At the end of 2022, Payoneer established the Payoneer Foundation, through a Donor Advised Fund (DAF). The Foundation’s international philanthropic focus will be on supporting small business development and empowerment, creating more opportunities for women entrepreneurs and financial and business education for young people.
Carbon Inventory — Continuing with Payoneer’s sustainability efforts, we engaged with an outside consultant to conduct our first greenhouse gas (GHG) assessment. The information will be included as part of our GHG assessment.
Transportation Survey — In line with our goal of reducing our carbon footprint, Payoneer launched an Employee Environmental Transportation Survey, which tracks transportation practices of employees commuting to work.
Global Volunteering Day — In December 2022, Payoneer held a Global Day of Volunteering — Payoneer Volunteer — as part of our global volunteering program. Employees from across the globe participated simultaneously in locally coordinated volunteer projects,
Employee Resource Groups (ERGs) — We introduced our first two ERGs with the women’s ERG WIRE (Women’s Initiative to Recognize and Inspire) and Payoneer PRIDE, focused on the LGBTQIA+ communities.
Governance — We conducted a review of employee-facing corporate policies and have implemented new internal corporate policies that affect our business, our employees and our communities at large. These include a Human Rights Statement, Environmental Policy and Anti-Human Trafficking Policy.
| 2023 Proxy Statement	13

Looking ahead
In 2023, we are committed to increasing our ESG efforts to better identify and manage ESG-related risks. With oversight from our Nominating and Corporate Governance Committee, we are continuing to develop an ESG program that aligns with our purpose, to imagine, engineer, and inspire a universal future for commerce in which the entire world can realize its potential. We are focusing on increasing our transparency and accountability and look forward to continuing to share our progress regularly and transparently in these areas in 2023. Payoneer’s inaugural ESG/Social Impact Report, expected to be published later this year, will include further details, frameworks, and goals.
14	| 2023 Proxy Statement

Report of the Audit Committee of the Board of Directors
In connection with the Company’s December 31, 2022 consolidated financial statements, the Audit Committee reviewed and discussed the audited financial statements and the effectiveness of internal control over financial reporting with management and the specific disclosures contained in the Company’s Annual Report on Form 10-K, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, discussed with Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm (“PwC”) the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, and considered the compatibility of non-audit services with PwC’s independence. The Audit Committee also reviewed written disclosures and the letter from PwC as required by applicable requirements of PCAOB regarding such independent accountant’s communications with the Audit Committee concerning independence and has discussed the independence with the accountant. The Audit Committee met 6 times during 2022.
Based on the review and discussions discussed above, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.
THE AUDIT COMMITTEE
Pamela H. Patsley (Chair)
John C. (Hans) Morris
Heather Tookes*
Rich Williams
Avi Zeevi

* Ms. Tookes resigned from the Board, effective March 17, 2023
| 2023 Proxy Statement	15

Proposal No. 2: Ratification of the Selection of the Independent Registered Public Accounting Firm for Payoneer
On April 11, 2023, the Audit Committee selected and approved of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited (“PwC”), as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. PwC has served as our independent registered public accounting firm since 2005. Representatives of PwC plan to attend the Annual Meeting and will be available to answer appropriate questions from stockholders. They will have the opportunity to make a statement if they desire to do so.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of PwC as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain PwC. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.
Independent Registered Public Accounting Firm
The following is a summary of the fees and services provided by PwC to the Company for fiscal years 2022 and 2021:
	Fiscal Year Ended December 31,
Description of Services Provided by PwC	2022	2021
Audit Fees(1)	$1,671,319	$1,105,195
Audit Related Fees(2)	$112,000	$562,000
Tax Fees	$166,414	$102,646
All Other Fees	$2,100	$2,060
TOTAL	$1,951,833	$1,771,901
(1) Audit fees for PwC for 2022 and 2021 were for professional services rendered for the audits of our financial statements and the effectiveness of internal control over financial reporting as of December 31, 2022, review of interim financial statements, review of registration statements filed with the SEC and services that were provided by PwC in connection with statutory and regulatory filings or engagements.
(2) Fees for the year ended December 31, 2021 included $562,000 billed in connection with other services related to our public listing in June 2021.
The Audit Committee or delegate thereof pre-approves the scope of the audit, audit-related and tax services provided by our independent registered public accounting firm, as well as all associated fees and terms, pursuant to pre-approval policies and procedures established by the Audit Committee. The Audit Committee evaluates the independent registered public accounting firm’s qualifications, performance and independence on an annual basis.
16	| 2023 Proxy Statement

Vote Required
The affirmative vote of the holders of a majority of the votes cast will be required for the ratification of the selection of the independent registered public accounting firm. Abstentions will have no effect on this Proposal No. 2
The Board of Directors recommends
a vote in favor of proposal no. 2
| 2023 Proxy Statement	17

Other Information Related to Payoneer,
the Directors and Executive Officers
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of February 28, 2023, by:
•
each person whom we know to own beneficially more than 5% of our common stock;

•
each of our directors, nominees and named executive officers individually; and

•
all of our current directors and executive officers as a group.

In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable and restricted stock units that vest within 60 days of February 28, 2023. Shares issuable pursuant to stock options or restricted stock units are deemed outstanding for computing the percentage of the person holding such options or restricted stock units but are not outstanding for computing the percentage of any other person. The percentage ownership of our common stock in the “Shares Beneficially Owned” column in the table is based on 356,415,533 shares of our common stock issued and outstanding as of February 28, 2023.
Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting and/or investment power. The information on beneficial ownership in the table is based upon the Company's records and the most recent Form 3, Form 4, Schedule 13D or Schedule 13G filed by such person or entity.
Unless otherwise indicated, the mailing address of each of the stockholders below is c/o Payoneer Global Inc., 150 W 30th St, New York, New York 10001. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.
18	| 2023 Proxy Statement

	Shares Beneficially Owned
Name of Beneficial Owner	Shares	Percentage
5% and Greater Stockholders:
Certain funds and accounts of Susquehanna Growth Equity(1)	30,571,953	8.50%
Certain funds and accounts of TCV(2)	46,585,994	12.89%
Certain funds and accounts of Temasek(3)	22,615,415	6.35%
Certain funds and accounts of T. Rowe(4)	20,536,348	5.76%
Certain funds and accounts of Blackrock(5)	32,813,092	9.21%
Certain funds and accounts of Vanguard(6)	26,873,019	7.54%
Current Named Executive Officers, Directors and Nominees:
Scott Galit†(7)	10,446,359	2.86%
John Caplan	—	—
Michael Levine†	3,408,307	*
Assaf Ronen	—	—
Arnon Kraft	150,779	*
Tsafi Goldman†	808,907	*
Avi Zeevi	862,691	*
Amir Goldman(8)	2,008,352	*
Christopher (Woody) Marshall(2)	—	—
John C. (Hans) Morris(9)	1,518,146	*
Rich Williams	76,268	*
Pamela H. Patsley	71,761	*
Sharda Caro del Castillo	—	—
Susanna Morgan	—	—
All current executive officers and directors as a group (14 persons)	19,117,720	5.57%
* Represents less than 1% of Payoneer’s outstanding common stock.
† Shares of common stock beneficially owned include shares issuable upon the exercise or settlement of existing stock options and restricted stock units, respectively, that could have vested during the 60-day period following the date of the above chart, and Earn-Out Shares (as such term is defined in the Agreement and Plan of Reorganization dated February 3, 2021, as amended (the “Reorganization Agreement”)).
(1) Consists of 18,797,758 shares of common stock held by SIG Growth Equity Funds Limited Partnership, LLLP (“SIG”), 9,157,816 shares of common stock (including Earn-Out Shares) held by Susquehanna Growth Equity Fund V, LLLP (“SGE V”), and 2,616,379 Earn-Out Shares held by Susquehanna Growth Equity Fund III, LLLP (“SGE III”, and, together with SIG and SGE V, the “SGE Funds”). The address for each of these entities is 401 City Avenue, suite 220, Bala Cynwyd, PA 19004. Amir Goldman, a director of Payoneer, is affiliated with Susquehanna Capital Management, LLC (“SGE Management”), which provides investment advisory services to the SGE Funds. In such capacity, SGE Management has voting and dispositive power over such shares. SGE Management and Mr. Goldman disclaim beneficial ownership of securities it or he does not directly own.
(2) Consists of 33,143,266 shares of common stock (including Earn-Out Shares) held by TCV VIII, L.P., 8,937,694 shares of common stock (including Earn-Out Shares) held by TCV VIII (A), L.P., 2,058,475 shares of common stock (including Earn-Out Shares) held by TCV VIII (B), L.P. (TCV VIII, L.P., TCV VIII (A), L.P., and TCV VIII (B), L.P., the “TCV VIII Funds”), and 2,446,559 shares of common stock (including Earn-Out Shares) held by TCV Member Fund, L.P. (the “Member Fund”, and together with the TCV VIII Funds, the “TCV Entities”). Technology Crossover Management VIII, Ltd. (“Management VIII”) is the sole general partner of Technology Crossover Management VIII, L.P. (“TCM VIII”), which in turn is the sole general partner of the TCV VIII Funds. Management VIII is a general partner of the Member Fund. Each of the TCV Entities has the sole power to dispose or direct the disposition of the shares of common stock that it holds directly and has the sole power to vote or direct the vote of such shares. Management VIII, as the ultimate general partner of the TCV Entities, may be deemed to have the sole power to dispose or direct the disposition
| 2023 Proxy Statement	19

of the shares held by the TCV Entities and have the sole power to direct the vote of such shares of common stock. TCM VIII, as the direct general partner of the TCV VIII Funds, may also be deemed to have sole power to dispose or direct the disposition of the shares of common stock held by the TCV VIII Funds and have the sole power to direct the vote of such shares of common stock. Each of Management VIII and TCM VIII disclaims beneficial ownership of the shares of common stock owned by the TCV Entities, except to the extent of their respective pecuniary interest therein. Christopher (Woody) Marshall, a Class A Director of Management VIII and a limited partner of TCM VIII and the Member Fund, serves as a director of Payoneer. Mr. Marshall disclaims beneficial ownership of the securities held by the TCV Entities except to the extent of his pecuniary interest therein. The address for each of these entities is c/o TCV, 250 Middlefield Road, Menlo Park, California 94025.
(3) Consists of 22,615,415 shares of common stock (including Earn-Out Shares) held by Birchtree Fund Investments Private Limited. Birchtree Fund Investments Private Limited is a direct wholly-owned subsidiary of Fullerton Fund Investments Pte Ltd, which in turn is a direct wholly-owned subsidiary of Temasek Holdings (Private) Limited. Each of Fullerton Fund Investments Pte Ltd and Temasek Holdings (Private) Limited, through the ownership described herein, may be deemed to beneficially own the securities held directly by Birchtree Fund Investments Private Limited. The address for these entities is 60B Orchard Road, #06-18, Tower 2, The Atrium @ Orchard, Singapore 238891.
(4) Consists of 19,403,339 shares of common stock held by T. Rowe Price Investment Management, Inc. and 1,133,009 shares of common stock held by T. Rowe Price Associates, Inc., both are investment advisers. The address for T. Rowe Price Investment Management, Inc. is 101 E. Pratt Street, Baltimore, MD 21201 and the address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.
(5) Consists of 32,813,092 shares of common stock held by Blackrock, Inc., a holding company for the following entities: BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors (over 5%), BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, National Association, BlackRock Investment Management (UK) Limited, BlackRock Investment Management, LLC, and BlackRock Japan Co., Ltd. The address for Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.
(6) Consists of 26,873,019 shares of common stock held by The Vanguard Group, an investment adviser. The address for this entity is 100 Vanguard Blvd., Malvern, PA 19355.
(7) Includes shares of common stock held of record by the Galit 2021 Trust (the “Galit Trust”). Members of Mr. Galit’s immediate family are holders of the Galit Trust, and Mr. Galit serves as a trustee and may be deemed to exercise voting and investment power over such shares.
(8) Consists of 2,008,352 shares of common stock held by a family limited partnership of which Mr. Goldman is a general partner. Mr. Goldman, a director of Payoneer, disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.
(9) Consists of 760,854 Earn-Out Shares and shares issuable upon the exercise of options held by Nyca Investment Partnership, LP, 374,591 Earn-Out Shares held by Nyca PYNR SPV-II L, and 382,701 shares of common stock held by Mr. Morris. Mr. Morris, a director of Payoneer, is the general partner of Nyca Investment Partnership, LP. Mr. Morris holds voting and dispositive power over the shares held by Nyca Investment Partnership, LP and Nyca PYNR SPV-II LP and may be deemed to be the beneficial owner of such shares. The address for these entities is 485 Madison Avenue, 12th Fl., New York, NY 10022.
Information about Our Executive Officers
The following table sets forth certain information concerning our executive officers as of the date of this Proxy Statement:
Name	Age	Position
John Caplan	53	Chief Executive Officer and Director
Bea Ordonez	50	Chief Financial Officer
Keren Levy	49	President
Arnon Kraft	49	Chief Operating Officer
Tsafi Goldman	57	Chief Legal & Regulatory Officer and Corporate Secretary
Assaf Ronen	49	Chief Platform Officer
Mr. Caplan’s biography can be found on page 3 of this Proxy Statement with the biographies of the other members of the Board. Biographies for our other executive officers are below.
Bea Ordonez. Ms. Ordonez has served as our Chief Financial Officer since March 2023, after joining the Company as Deputy Chief Financial Officer in January 2023. From 2022 to 2023, Ms. Ordonez was Chief Innovation Officer of Webster Bank [NYSE: WBS]. From 2021 to 2022, Ms. Ordonez served as Chief Financial Officer and Executive Vice President of Sterling National Bank [NYSE: STL, prior to its acquisition by Webster Bank]. Prior to joining Sterling
20	| 2023 Proxy Statement

National Bank, from 2015 to 2021, Ms. Ordonez was Chief Financial Officer of OTC Markets Group [OTCQX: OTCM], a company that operates regulated financial markets for U.S. and global securities. In addition, from 2006 to 2015 Ms. Ordonez served as COO and Managing Director of Convergex, a global financial services firm (since acquired by Cowen [NASDAQ: COWN]) providing execution, trading, prime brokerage, clearing and other services to institutional investors and counterparties. Earlier in her career, Ms. Ordonez served as Chief Financial Officer of G-Trade, a broker-dealer providing electronic access to global equities markets and held roles as a tax consultant with PricewaterhouseCoopers as well as with Arthur Andersen. Ms. Ordonez has a Bachelor of Laws (LLB) from the University of Nottingham and is a member of the Institute of Chartered Accountants in England and Wales.
Keren Levy. Ms. Levy has served as the President of Payoneer and General Manager of Payoneer’s Merchant Services since September 2021. She previously served as Chief Operating Officer of Payoneer from June 2009 to September 2021. Previously, Ms. Levy established Leumi Card’s international acquiring and issuing department, managing all aspects of operations, business development and regulation from 2008 to 2009. Prior to joining Leumi Card, Ms. Levy established the Online Threats Managed Services (OTMS) department at Cyota from 2004 to 2008, which was acquired by RSA Security in 2005. While at Cyota, she also managed projects for Barclays, Citibank, Chase, HSBC and several other global banks. Ms. Levy holds a Master of Business Administration in Finance from Heriot Watt University.
Arnon Kraft. Mr. Kraft joined Payoneer in March 2021 and has served as its Chief Operating Officer since September 2021. He is a business and operations executive with over 20 years of General Manager and Vice President level experience at Fortune 500 companies in the U.S. From 2019 to 2021, Mr. Kraft was CEO of Big 4 Strategic Consulting, a consulting firm. From 2012 to 2018, Mr. Kraft served as General Manager for Strategic Sourcing at Microsoft. Prior to joining Microsoft, Mr. Kraft was Vice President of Operations at modu mobile, a mobile phone company. Mr. Kraft also served in several executive roles at SanDisk, such as Vice President of Technology and Operations, Vice President of Business Development and Director of Customer Management. Mr. Kraft has a Master of Business Administration from Tel Aviv University and a Bachelor of Science degree from The Technion, Israeli Institute of Technology.
Tsafi Goldman. Ms. Goldman is the Chief Legal & Regulatory Officer of Payoneer since 2019. She is responsible for the legal and regulatory aspects of Payoneer’s business activities and operations and management of the Company’s in-house team of lawyers. Ms. Goldman joined Payoneer in 2015. Ms. Goldman’s experience as a lawyer includes a large range of commercial, corporate and private equity legal work, representing early-stage and growth companies, as well as expertise in payment services and regulation. Prior to joining Payoneer, Ms. Goldman was a partner at CBLS Law Offices from 2004 to 2014, a boutique Tel-Aviv law firm, where Payoneer was one of her clients. Ms. Goldman held various positions in leading law firms, focusing on the high-tech and bio-med sectors, as well as in-house roles at Israel Chemicals group (ICL) and ECI Telecom from 1996 to 1998. Ms. Goldman has a Bachelor of Laws (LLB) from Tel Aviv University.
Assaf Ronen. Mr. Ronen has served as our Chief Platform Officer since September 2022. From 2020 to 2022, Mr. Ronen was Chief Product Officer of SoFi [NASDAQ: SOFI], an online bank, where he led the engineering, product and design functions, and oversaw the strategy and direction of SoFi’s suite of product offerings. He originally joined SoFi in 2018 as Head of Product. From 2014 to 2017, Mr. Ronen served as a Vice President at Amazon, initially as Vice President of Physical Payments, responsible for its physical payments business, and later as the founder and Vice President of Alexa shopping and Amazon Choice. Prior to joining Amazon, Mr. Ronen was General Manager at Microsoft from 2008 to 2014, where he managed multiple groups across Consumer and Enterprise, most recently Skype and lync Development, Skype Technical Strategy and Access and Security groups. Mr. Ronen also served on the board of Amazon Payments Inc. from 2014 to 2016.
| 2023 Proxy Statement	21

Compensation Discussion and Analysis
Overview
We became a public company in June 2021, and we filed our proxy statement last year under the limited executive compensation disclosure requirements generally available to emerging growth companies. As of December 31, 2022, we no longer qualify as an emerging growth company and, therefore, this year’s Proxy Statement includes additional detail regarding executive compensation that was previously not required, including: (1) the following Compensation Discussion and Analysis (the “CD&A”), (2) additional compensation tables or disclosure with respect to the “Grants of Plan-Based Awards,” “Option Exercises and Stock Vested” and “Potential Payments upon Termination or Change in Control,” (3) an advisory vote on the compensation of our named executive officers, which is included as Proposal No. 3 in this Proxy Statement, and (4) an advisory vote on the preferred frequency of future advisory stockholder votes on the compensation of our named executive officers, which is included as Proposal No. 4 in this Proxy Statement. We are not required to include the pay-ratio disclosure of Chief Executive Officer (or Co-Chief Executive Officer) pay to median employee pay until our 2024 proxy statement.
This CD&A describes our executive compensation philosophy, processes, objectives and the material elements of our compensation program for our “named executive officers” or “NEOs” for fiscal year 2022 who are named in the “Summary Compensation Table.” This CD&A should be read together with the compensation tables and related disclosures set forth below. In 2022, our NEOs and their positions were as follows:
•
John Caplan, our former Co-Chief Executive Officer and currently Chief Executive Officer;

•
Scott Galit, our former Co-Chief Executive Officer and currently Senior Advisor;

•
Michael Levine, our former Chief Financial Officer;

•
Arnon Kraft, our Chief Operating Officer;

•
Assaf Ronen, our Chief Platform Officer;

•
Tsafi Goldman, our Chief Legal & Regulatory Officer

Executive Officer Changes
John Caplan was appointed as the Co-Chief Executive Officer (together with Scott Galit) on May 25, 2022 and subsequently became the sole Chief Executive Officer on March 1, 2023. At that time, Scott Galit transitioned to being a Senior Advisor to the Company.
In addition, effective March 1, 2023, Michael Levine ceased to serve as our Chief Financial Officer and transitioned to an advisory role to assist Bea (Beatrice) Ordonez, the Company’s newly appointed Chief Financial Officer.
Executive Summary
Business
Payoneer is a financial technology company empowering the world’s small and medium-sized businesses (“SMB(s)”) to transact, do business and grow globally. Payoneer was founded in 2005 with the belief that talent is equally distributed, but opportunity is not. It is our mission to enable anyone anywhere to participate and succeed in the global digital economy. In the 18 years since our founding, we have built a global financial platform that has already made it easier for millions of SMBs, particularly in emerging markets, to pay and get paid, manage their funds, and grow their business.
Payoneer’s cross-border payment solutions makes it easier for SMBs to pay and get paid quickly, reliably, and cost-effectively, regardless of where they do business. Our core value proposition for customers is the Payoneer Account, which is a secure, regulated payment infrastructure platform that offers a global, multi-currency account to businesses of any size from almost every country.
22	| 2023 Proxy Statement

Fiscal 2022 Business Highlights
In fiscal 2022, we delivered another strong year of financial performance and execution. Highlights from the year ended December 31, 2022 include:
•
Revenues are driven in part by volume growth, and in addition, revenue growth outpaced volume growth in 2022 as a result of a greater mix of geographies, and products and services that have higher take rates (revenue as a percentage of volume), as well as increases in non-volume related service revenues and an increase in interest income due to the rise in interest rates and an increase in customer balances.

•
Volume growth was driven by a combination of growth in digital commerce, recovery of our travel marketplaces from the COVID-19 pandemic, customer acquisition, including growth in B2B AP/AR, and new marketplace partnerships.

•
Our total shareholder return (“TSR”) through December 31, 2022 relative to the members of our peer group (as further described below) was in approximately the 70th percentile.

For additional information related to 2022 performance, please refer to our Annual Report on Form 10-K filed with the SEC on February 28, 2023.
Compensation Philosophy, Objectives and Elements of Executive Compensation
Our executive compensation program aims to achieve the following main objectives:
•
attract, retain and reward highly-qualified executives who have the skills and leadership necessary to grow our business;

•
provide incentives that motivate and reward for achievement of our key performance goals; and

•
align our executives’ interests with those of our stockholders by linking their long-term incentive compensation opportunities to stockholder value creation and their cash incentives to our annual performance.

At the core of our compensation philosophy, we aim to provide a compensation package to each of our NEOs that emphasizes pay-for-performance, and that is both externally competitive to the market and internally equitable
| 2023 Proxy Statement	23

within our organization. We believe that a performance-based culture is crucial to our growth and success, and our compensation program is designed to foster these core beliefs.
Consistent with our pay-for-performance philosophy, and to ensure our NEOs’ interests are closely aligned with those of our stockholders, a substantial portion of our NEOs’ compensation is awarded in the form of variable, “at-risk” annual bonus awards and long-term incentive awards, with a significant portion of annual cash bonuses being determined based on achievement of rigorous corporate and financial performance goals. A significant portion of this “at-risk” compensation is granted in the form of equity incentive awards, the realized value of which bears a direct relationship to our stock price.
Our executive compensation program design includes a mix of three key compensation elements — (i) base salary, (ii) annual cash bonus awards and (iii) long-term equity incentive awards. We also provide our executive officers with benefits available to all our employees, including retirement benefits under our 401(k) plan (or the applicable broad-based retirement plan in other countries) and participation in employee benefit plans.
In isolated cases, we provide sign-on bonuses for newly hired employees, including in some cases NEOs, with such bonuses being generally subject to repayment if the employee leaves prior to a specified period of time set forth in the applicable agreement.
The below chart summarizes the three main elements of our executive compensation, their objectives and key features.
Element	Objectives	Key Features
Base Salary	• Provides stable income for performing job responsibilities. • Attracts highly-qualified executives
•
Set when the executive is initially employed (or promoted) and then generally reviewed annually and determined by the Compensation Committee based on a number of factors (including company and individual performance) and by reference, in part, to market data obtained from an independent compensation consultant.

Annual Bonus	• Motivates and rewards for contributing to our key business objectives. • Aligns management and stockholder interests by linking pay to performance through key financial metrics of the company.
•
Target annual bonus is set for each NEO when the executive is initially employed (or promoted) and then generally reviewed annually and determined by the Compensation Committee based upon positions that have similar impact on the organization and competitive annual bonus opportunities in our market.

•
Bonus opportunities are largely dependent upon achievement of specific corporate performance objectives consistent with our long-term strategic plan and some discretionary considerations, generally determined by the Compensation Committee.

24	| 2023 Proxy Statement

Element	Objectives	Key Features
Long-Term Incentive Equity
•
Motivates and rewards long-term company performance.

•
Aligns management and stockholder interests by linking pay to the performance of our stock.

•
Attracts highly-qualified executives and encourages their continued employment over the long-term through extended vesting terms.

•
Newly hired executive officers are generally eligible to receive an equity grant in connection with the hiring.

•
Annual equity opportunities are generally reviewed annually and granted during the first quarter of the year.

•
Individual equity awards are determined based on a number of factors, including then current corporate and individual performance and market data obtained from an external compensation consultant.

We do not have formal policies for allocating compensation among salary, performance bonus awards and equity grants, short-term and long-term compensation or among cash and non-cash compensation. Instead, the Compensation Committee uses its judgment to establish an annual compensation program for each NEO that is a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives. However, we generally structure a significant portion of the NEOs’ annual total target compensation so that it is made up of performance-based bonus opportunities and long-term equity awards in order to align the executive officers’ incentives with the interests of our stockholders and our corporate goals.
Executive Compensation Practices
Our executive compensation program and practices are designed to reinforce our pay for performance philosophy and incorporates the following corporate governance best practices designed to protect the interests of our stockholders. As we continue to transition from a newly public company to a more mature public company, we will continue to evaluate our compensation program relative to our market peers.
What We do	What We Don’t Do

☑
Pay-for-Performance Philosophy. We align pay and performance by awarding a substantial portion of the compensation paid to our executives in the form of variable, “at-risk” performance-based compensation linked to achievement of rigorous performance goals.

☑
Balanced Short-Term and Long-Term Compensation. We grant compensation that discourages short-term risk taking at the expense of long-term results.

☑
Maintain an Independent Compensation Committee. Our Compensation Committee is comprised solely of independent directors with extensive industry experience and engages an independent compensation consulting firm to assist with compensation benchmarking.

☑
Conduct Annual Compensation Review. The Compensation Committee conducts a review at least annually of our executive compensation philosophy and strategy, including a review of the compensation peer group used for benchmarking purposes and a resulting annual compensation market assessment from its independent advisor.

☒
No Special Executive Retirement Plans. We do not offer pension arrangements or retirement plans or arrangements with our NEOs that are different from or in addition to those offered to our other employees.

☒
No Excise Tax “Gross-Ups”. We do not provide any “gross-ups” for excise taxes that our employees might owe as a result of the application of Sections 280G or 4999 of the IRC.

☒
No Excessive Perks. We do not provide any excessive perquisites to our NEOs.

☒
Do Not Permit Hedging or Pledging. We prohibit directors and employees, including our NEOs, from hedging or pledging Payoneer securities.

| 2023 Proxy Statement	25

Executive Compensation Process
Role of the Compensation Committee, Management and the Board
The Compensation Committee is appointed by our Board of Directors and advises our Board of Directors and oversees our compensation policies, plans and programs with the goal of attracting, incentivizing, retaining and rewarding top-quality executive management and employees. The Compensation Committee is responsible for reviewing and determining all compensation paid to our executive officers, including our NEOs, and also reviews our compensation practices and policies as they relate to risk management and risk-taking incentives. Our Compensation Committee consists solely of independent members of the Board of Directors.
The Compensation Committee meets periodically throughout the year to manage and evaluate our executive compensation program, and generally determines the principal components of compensation (base salary, annual bonus and equity awards) for our executive officers on an annual basis; however, decisions may occur at other times for new hires, promotions or other special circumstances as our Compensation Committee determines appropriate. The Compensation Committee does not delegate authority to approve executive officer compensation. The Compensation Committee does not maintain a formal policy regarding the timing of equity awards to our executive officers.
Our CEO (currently), or Co-CEOs as of end of 2022, evaluate and provide to the Compensation Committee performance assessments and compensation recommendations with respect to the executive officers other than themselves. While the CEO (currently) or Co-CEOs as of end of 2022, discuss their recommendations with the Compensation Committee, they do not participate in the deliberations concerning, or the determination of, their own performance and compensation. The Compensation Committee discusses and makes final determinations with respect to executive compensation matters without the CEO (currently), or Co-CEOs as of end of 2022 present during discussions of the CEO’s compensation. From time to time, various other members of management, including the Chief People Officer, and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in the Compensation Committee meetings.
Compensation Consultant’s Role in Determining Compensation
For 2022, the Compensation Committee engaged Compensia, a nationally recognized executive compensation consulting firm, to assess executive pay levels relative to comparable companies. Compensia provided the Company with a study that reviewed the then-current compensation levels (base salary, target bonus, target total cash compensation, annual equity grant values and resulting target total direct compensation) at Payoneer as compared to compensation levels at a set of peer companies, as further described below. Based on that analysis, the Compensation Committee discussed and determined the cash compensation and equity compensation for Payoneer’s executive officers, including certain of the NEOs.
Fiscal 2022 Peer Group Companies
Compensia identified a group of peer companies for purposes of comparing our executive compensation program against the competitive market. The Compensation Committee considered this competitive market assessment by Compensia, which were based on the following compensation peer group, in order to better understand the competitive market for executive talent for the purposes of compensation decisions by the Compensation Committee.
The companies in the compensation peer group listed below were selected on the basis of their similarity to us in terms of industry and financial characteristics, as determined by using the following general criteria: (i) similar size, as measured primarily by revenue and market capitalization; (ii) similar industry, business model and/or product; (iii) headquartered in the United States, with a preference for comparable headcount and location; and (iv) preference for high-growth companies with recent initial public offerings.
26	| 2023 Proxy Statement

AppFolio	Enova International	Model N	Q2 Holdings	Zuora
Bill.com Holdings	EVERTEC	nCino	Repay Holdings
BlackLine	EVO Payments	Open Lending	Shift4 Payments
Bottomline Technologies	LendingClub	Paya Holdings	SPS Commerce
Ebix	Marqeta	Preesia	Upstart Holdings
In setting each named executive officer’s compensation, our Compensation Committee did not target pay to fall at any particular percentile of market data nor are compensation decisions made by use of a formulaic approach or any specific benchmarking with respect to the peer group data. Rather, it considered the peer group data from Compensia, such peer group data generally falling in the range of the 25th to 75th percentile of the market, in order to obtain a better understanding of the practices of our compensation peers. The Compensation Committee then relied on its judgment, taking into account the market data provided along with a range of qualitative factors (e.g., individual and company performance, individual impact/scope of role, tenure, existing equity retention hold, Company cash and equity budgets, internal pay parity considerations, location), to set an executive officer’s compensation.
Analysis of Fiscal 2022 Compensation
Compensation Elements Overview
The 2022 executive compensation program consisted of the following elements: base salary, short-term incentive compensation in the form of an annual cash bonus and long-term equity incentive compensation in the form of time-vesting restricted stock units (and performance-vesting for some) and options (for some). Each element is intended to reward and motivate our NEOs in a manner consistent with our overall compensation philosophy. Each of the above-described compensation elements for our NEOs for fiscal 2022 is discussed in detail below, including a description of the element.
Base Salary
Base salary represents the fixed portion of the compensation of our NEOs and is an important element of compensation intended to attract and retain highly-talented individuals. Generally, we use base salary to provide each NEO with a specified level of cash compensation during the year with the expectation that he or she will perform his or her responsibilities to the best of his or her ability and in our best interests.
Generally, we establish the initial base salaries of our NEOs through arm’s-length negotiation at the time we hire the individual, taking into account his or her position, qualifications, experience, prior salary level (if legally permissible), location, and the base salaries of our other NEOs. Thereafter, the Compensation Committee annually reviews the base salaries of our NEOs as part of the ongoing compensation review, with input from our CEO (previously Co-CEOs) (except with respect to their own base salary) and makes adjustments as it determines to be reasonable and necessary to reflect the scope of a NEO’s performance, individual contributions and responsibilities, position in the case of a promotion, and market conditions.
In February 2022, the Compensation Committee reviewed the base salaries of our then current executive officers, taking into consideration the competitive market analysis prepared by the compensation consultant, as well as the other factors described in the section above. Following this review, the Compensation Committee approved base salary increases for certain of our executive officers, including Mr. Galit (our then Chief Executive Officer), effective January 2022, to bring their base salaries to levels that were more aligned to the range of those of similarly-situated executives at the companies in our peer group. The base salaries for Messrs. Caplan and Ronen were determined in connection with arm’s length negotiation, taking into account the market data provided by Compensia and the base salaries paid to our similarly situated executive officers. The table below sets forth the 2022 base salary for each of our NEOs and the 2021 base salary for each of the NEOs who was employed by the Company in 2021.
| 2023 Proxy Statement	27

Named Executive Officer	2021 Base Salary(1)	2022 Base Salary(1)
Scott Galit	$450,000	$475,000
John Caplan	N/A	$475,000
Michael Levine	$380,000(2)	$400,000
Arnon Kraft	$296,640	$299,109
Assaf Ronen	N/A	$450,000
Tsafi Goldman	$360,000(3)	$360,000
(1) Amount reflects the full annual base salary in effect (and not any proration) in 2021 and 2022. Mr. Kraft’s base salary was paid in NIS (the conversion rate used to convert to a U.S. dollar amount is 3.23 NIS/$ for 2021 and 3.37 NIS/$ for 2022, which was based on an average of the applicable monthly end-of-month exchange rates). Ms. Goldman’s base salary in most of 2021 was paid in NIS, please see footnote (3) below.
(2) Mr. Levine’s base salary was increased to $380,000 in June 2021.
(3) Ms. Goldman’s base salary was increased to $360,000 in November 2021.
Cash Incentive Compensation
Our annual cash bonus awards provide incentive compensation that is specifically designed to motivate our NEOs to achieve pre-established, company-wide priorities set by the Compensation Committee and to reward them for results and achievements in a given year. The annual target bonus opportunities for our NEOs are generally determined (or confirmed if unchanged) by the Compensation Committee each year and are expressed as a percentage of each individual’s annual base salary. The target bonus opportunities approved for and amounts earned (as described below) by our executive officers for 2022 were as follows:
Named Executive Officer	2022 Target Bonus Opportunity (% of Base Salary)	2022 Target Bonus Opportunity ($ Value)	2022 Actual Bonus Earned
Scott Galit	100%	$475,000	$475,000
John Caplan	100%	$475,000	$302,000(1)
Michael Levine	65%	$260,000	$260,000
Arnon Kraft	75%	$206,107(2)	$335,878(2)(3)
Assaf Ronen	None for 2022	None for 2022	None for 2022
Tsafi Goldman	50%	$180,000	$400,000(3)
(1) Prorated for the portion of the year that Mr. Caplan was employed by Payoneer.
(2) Mr. Kraft’s bonus was paid in NIS (the conversion rate used to convert to a U.S. dollar amount is 3.67 NIS/$, which was based on the exchange rate as of February 28, 2023).
(3) A portion of the bonus paid to Mr. Kraft and Ms. Goldman was a special discretionary bonus paid out of the bonus pool described below.
2022 Annual Bonus Goal Setting
The performance goals and objectives under our annual bonus program were established by our Compensation Committee during the applicable fiscal year. The performance metrics and related targets against which performance is measured are generated through our annual budget and strategic planning process. For 2022, the Compensation Committee determined that the performance goals for funding our annual bonus pool, including for amounts to be earned by our NEOs, would be 50% based on revenue, 25% based on Adjusted EBITDA and 25% based on discretionary considerations of the Compensation Committee. The Compensation Committee determined that the targets, based on annual budget and strategic considerations would be $595 million for revenue and $0 for Adjusted EBITDA, with the funding to range from 50% to 120% based on performance versus target. The
28	| 2023 Proxy Statement

discretionary portion was included in order for the Compensation Committee to factor each NEO’s performance and impact in fiscal 2022 and to address other considerations that impacted company performance, including volatile markets, global disputes and other uncertainties relating to both micro and macro-economic factors.
2022 Annual Bonus Decisions
In February 2023, the Compensation Committee reviewed our actual performance and determined both the overall funding of the cash bonus pool and the individual amounts to be paid to our NEOs. As described above, the funding of the cash bonus pool is based on two financial metrics and a discretionary component. The Compensation Committee reviewed our actual performance for fiscal 2022, and according to such results we achieved revenue of  $627 million (which was finalized in our earnings at $627.6 million), representing attainment of 105% of our revenue target for the year, and we achieved Adjusted EBITDA of  $47-$52 million (which was finalized in our earnings at $48.5 million), representing attainment of the 120% threshold of our Adjusted EBITDA target for the year. The Compensation Committee then considered a number of different factors, including our strong performance in a challenging environment, including in light of the impact of certain global conflicts, the overall economic pressures, leadership transition, as well as considerations relating to internal operations, and determined that the discretionary component of the annual bonus pool was attained at 95% of target, resulting in an overall funding of the annual bonus pool of 106.3%. The Compensation Committee attributed this level of attainment to proactive, prudent, and effective management during uncertain economic times. The above is summarized in the following chart:
					Funding Thresholds (% of Weight)
2022 Goals	Target ($ in MMs)	Actual	% Achieved	Weight	Minimum	Target	Maximum
Revenue	$595	$627	105%	50%	50%	100%	120%
Adjusted EBITDA	$0	$47 – $52	120%	25%	0% < – $5mm	100% $0 – $5mm	120% >$5mm
Discretionary	n/a	n/a	95%	25%	n/a	n/a	n/a
Total			106.3%
The Compensation Committee then considered the individual bonuses for each of our NEOs and determined that, despite their individual strong performances, it was important to use a portion of the bonus pool to reward management throughout the Company, with some of the annual bonus funding used to establish a special recognition pool for the broader leadership team. Accordingly, it was determined that with respect to the 2022 annual bonus, some of the NEOs who are eligible for annual bonuses for 2022 (which excludes Mr. Ronen) would receive a reduced bonus equal to 100% of their individual target bonus amount (down from 106.3%). Ms. Goldman’s 2022 annual bonus was not reduced, as the committee wished to reward her for outstanding performance during a particularly challenging year and to align her compensation with others in similar roles. In addition to the annual bonus, the Compensation Committee, based on input from our then-Co-CEOs, determined that Ms. Goldman should be granted a special discretionary bonus out of the overall bonus pool at the amount of  $150,000 and that Mr. Kraft should be granted a special discretionary bonus out of the overall bonus pool at the amount of  $129,771 (paid in NIS, as converted to USD) to reward them for their special support as agents of change during the complex year of the Co-CEOs transition period. The actual amounts paid to our NEOs for the 2022 annual bonus are set forth in the “Bonus” column of the Summary Compensation Table.
Sign-On Bonus
In connection with commencing employment with the Company, the Company agreed to pay Mr. Ronen a $450,000 sign-on bonus in order to address certain amounts that he relinquished upon leaving his prior employer. Mr. Ronen will be required to repay the sign-on bonus if he voluntarily resigns prior to the first anniversary of his start date or if his employment is terminated for Cause (as defined in Mr. Ronen’s employment agreement).
| 2023 Proxy Statement	29

Equity Incentive Compensation
We view long-term equity incentive compensation as a critical element of our executive compensation program. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are a direct incentive for our NEOs to create value for our stockholders. Equity awards also help us retain qualified executive officers in a competitive market.
Annual Equity Awards
Long-term incentive compensation opportunities in the form of equity awards are granted to our NEOs by the Compensation Committee. As with other elements of compensation, the Compensation Committee determines the amount of long-term incentive compensation for our NEOs as part of its annual compensation review or at time of hire and after taking into consideration the individual executive officer’s responsibilities and performance, existing equity retention profiles, and our total annual projected equity budget. For annual equity awards to NEOs other than the CEO, the Compensation Committee also takes into account the recommendations of the CEO with respect to appropriate grants and any particular individual circumstances. The amounts of the equity awards are intended to provide competitively-sized awards and resulting target total direct compensation opportunities that the Compensation Committee believes are reasonable and appropriate taking into consideration the factors described herein.
During the first quarter of 2022, the Compensation Committee determined to grant our incumbent NEOs long-term incentive compensation opportunities in the form of time-vesting restricted stock units (“RSUs”) that may vest and be settled for shares of our common stock. Since the value of RSUs fluctuates with any change in the value of the underlying shares, they serve as an incentive that aligns the interests of our NEOs with the long-term interests of our stockholders. The RSUs granted as part of the annual equity grants generally vest as follows: 25% vest on the first anniversary of the date of grant, and the remaining 75% vest in twelve (12) equal quarterly installments over the following three-year period, in each case subject to the applicable NEO’s continued employment through each vesting date.
Because of this multi-year vesting requirement, RSUs serve our long-term retention objectives since our NEOs generally must remain continuously employed by us through the applicable vesting dates in order to fully vest and earn these RSUs. Additionally, because of their “full value” nature (as opposed to appreciation awards like stock options), RSUs deliver the desired grant date fair value using a lesser number of shares than an equivalent stock option grant, thereby enabling us to reduce the dilutive impact of our long-term incentive award mix and to use our equity compensation resources more efficiently.
New Hire Equity Awards
Mr. Caplan and Mr. Ronen each negotiated sign-on equity awards in connection with their hiring. Each of their employment agreements included an obligation for the Company to grant equity awards upon their commencing employment with the Company. It was determined by the Compensation Committee that initial equity grants were important in order to recruit and retain senior executives in the competitive market. The Compensation Committee determined that granting the mix of time-vesting and performance-vesting RSUs for each executive and, solely for Mr. Caplan, stock options, created the right set and mix of incentives for newly hired executives.
In connection with Mr. Caplan’s hiring as Co-CEO in May 2022, the Compensation Committee determined that he should be granted (i) 2,000,000 time-vesting RSUs that vest on the same time-vesting schedule as RSUs granted under the annual equity award grants based on the applicable start date, (ii) up to a maximum of 2,500,000 RSUs that vest based on both the time-vesting schedule under (i) and upon the achievement by the Company of certain stock price targets, with 500,000 RSUs performance vesting upon the achievement of stock prices of each of  $9.00, $11.00, $13.00, $15.00, and $20.00, with the target stock prices only deemed to have been achieved if the closing price of our stock is at or above the applicable target stock price for a minimum of 20 out of 30 consecutive trading days within ten years of the date of appointment, and (iii) 500,000 stock options with an exercise price of $3.98 per share that vest on the same schedule as the time-vesting RSUs based on the applicable start date.
30	| 2023 Proxy Statement

In connection with Mr. Ronen’s hiring as Chief Platform Officer in September 2022, Mr. Ronen also negotiated sign-on equity grants of 2,250,000 time-vesting RSUs that vest on the same schedule as RSU granted under annual equity award grants based on the applicable start date and up to a maximum of 600,000 RSUs that vest based on both the time-vesting schedule of the time-vesting RSUs and upon the achievement by the Company of target stock prices, with 300,000 RSUs performance vesting upon the achievement of stock prices of each of  $15.00 and $20.00 with the target stock prices only deemed to have been achieved if the closing price of our stock is at or above the applicable target stock price for a minimum of 20 out of 30 consecutive trading days occurring on or before October 1, 2027.
Equity Awards Granted in 2022
As described above, for our NEOs, the Compensation Committee determined in February 2022 that the annual equity awards for 2022 to be granted to NEOs should be in the form of time-vesting RSUs that are settled in shares of our common stock. The number of RSUs granted to our NEOs as annual awards was determined by the Compensation Committee after considering the factors described herein and above.
Each of our NEOs received RSU allocations based on the Compensation Committee’s review of the competitive market data for their respective positions, the size and vesting schedule of the equity awards previously granted to them, individual performance and impact, scope of role, tenure, internal pay parity considerations and location of executive.
As noted above, Messrs. Caplan and Ronen each received grants of equity awards in connection with commencing employment with the Company. These equity awards were individually negotiated and reflected the competitive market for talent at the executive level.
The following table sets forth the equity awards granted to our NEOs in 2022 (including both the annual equity grants and the equity grants made to the newly hired NEOs) and the aggregate grant date fair value of the equity awards:
Named Executive Officer	Time-Based RSUs	Performance- Based RSUs	Stock Options	Aggregate Grant Date Fair Value ($)(1)
Scott Galit	460,000	0	0	$2,097,600
John Caplan	2,000,000	2,500,000	500,000	$14,535,303
Michael Levine	275,000	0	0	$1,215,500
Arnon Kraft	275,000	0	0	$1,215,500
Assaf Ronen	2,250,000	600,000	0	$20,695,936
Tsafi Goldman	200,000	0	0	$884,000
(1) Amounts reported represent the aggregate grant date fair value of equity awards granted to our NEOs under our 2021 Omnibus Incentive Plan, computed in accordance with Financial Accounting Standard Board Accounting Standards Codification, Topic 718 (“ASC Topic 718”), excluding the effect of estimated forfeitures. The assumptions used in calculating the grant date fair value of the equity awards in this table are set forth in the notes to our audited consolidated financial statements included in our annual report on Form 10-K. This amount does not reflect the actual economic value that may be realized by the executive officer.
Other Compensation
Retirement Benefits
We maintain a 401(k) retirement savings plan for our employees in the United States, including Messrs. Caplan, Galit, Ronen and Levine, and Ms. Goldman, who satisfy certain eligibility requirements. Each of these NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees, including matching contributions equal to 100% of the first 4% of the participating employee’s contribution.
| 2023 Proxy Statement	31

Mr. Kraft participates in the statutorily required pension plan in Israel, pursuant to which we make contributions of a percentage of Mr. Kraft’s base salary on the same terms as other full-time employees.
Employee Benefits and Perquisites
Other wellbeing and employee-benefit programs are the same for all of our eligible employees, including our NEOs, and our NEOs do not receive additional benefits outside of those offered to our other employees.
Employment Arrangements
We have entered into employment agreements with each of our NEOs, the material terms of which are described below. In addition, each of our NEOs has also agreed to our standard, at-will employment, confidential information, and invention assignment provisions. Each of the employment agreements provide for notice or severance benefits that are more fully described starting on Page 39 of this proxy statement under the heading “Potential Payments upon Termination or Change in Control”.
The Company entered into an employment agreement with Mr. Caplan on May 24, 2022, as amended, that initially provided for his employment as Co-Chief Executive Officer, but as of its February 27, 2023 amendment provides for his employment as Chief Executive Officer (the “Caplan Employment Agreement”). The Caplan Employment Agreement provides for an annual base salary of  $475,000 per annum and eligibility for an annual performance bonus based on our achievement of targets and milestones as determined by our Compensation Committee, which had a target opportunity of 100%. The Caplan Employment Agreement also provided for the grant of (i) 2,000,000 RSUs, that service-vest over a four-year period, (ii) up to a maximum of 2,500,000 RSUs that vest based on both the achievement by the Company of certain stock price targets and satisfying the service-vesting conditions requirements and (iii) 500,000 stock options that service-vest over a four-year period. In addition, pursuant to the terms of the Caplan Employment Agreement, Mr. Caplan must give the Company one hundred eighty (180) days’ notice in connection with a resignation without Good Reason (as defined in the Caplan Employment Agreement).
The Company entered into an amended and restated employment agreement with Mr. Galit on June 25, 2021, that has been subsequently amended (the “Galit Employment Agreement”), that initially provided for his employment as Chief Executive Officer, was amended as of May 24, 2022 for his employment as Co-Chief Executive Officer, and as of its February 27, 2023 amendment provides for his employment as Senior Advisor. The Galit Employment Agreement provides for an annual base salary of  $475,000 per annum and eligibility for an annual performance bonus based on our achievement of targets and milestones as determined by our Compensation Committee, which had a target opportunity of 100%. In addition, pursuant to the terms of the Galit Employment Agreement, Mr. Galit must give the Company one hundred eighty (180) days’ notice in connection with a resignation without Good Reason (as defined in the Galit Employment Agreement).
On February 23, 2021, Payoneer Research & Development Ltd. (a subsidiary or Payoneer) entered into an employment agreement with Mr. Kraft (the “Kraft Employment Agreement”), the terms of which are governed under Israeli law. Pursuant to the terms of the Kraft Employment Agreement, either party may terminate the agreement with at least six (6) months prior written notice. The agreement provides for an initial annual base salary of 960,000 NIS (inclusive of overtime payments), an initial annual cash bonus opportunity of up to 75% of annual base salary, and participation in certain benefit plans, including a company-provided insurance policy or pension fund (which includes both company and employee contributions and is provided in lieu of severance pay component), annual recreation allowance and study fund, in each case as provided under Israeli law or local market practice.
On October 9, 2021, Payoneer entered into an amended and restated employment agreement with Ms. Goldman (the “Goldman Employment Agreement”) providing for her employment as Chief Legal and Regulatory Officer. The Goldman Employment Agreement provides that Ms. Goldman is entitled to receive an initial annual base salary of $360,000, an annual incentive bonus with a target equal to 50% of her base salary, and participation in certain benefit plans. The Goldman Employment Agreement also provides for certain benefits relating to her relocation to the
32	| 2023 Proxy Statement

United States. In addition, pursuant to the terms of the Goldman Employment Agreement, Ms. Goldman must give the Company one hundred eighty (180) days’ notice in connection with a resignation.
On August 31, 2022, the Company entered into an employment agreement with Mr. Ronen (as amended, the “Ronen Employment Agreement”) providing for his employment as Chief Platform Officer. The Ronen Employment Agreement provides that Mr. Ronen is entitled to receive an annual base salary of  $450,000, an annual incentive bonus with a target equal to 100% of his base salary, a signing bonus of  $450,000 (subject to repayment if Mr. Ronen resigns prior to the first anniversary of his start date or is terminated for “Cause,” (as defined in the Ronen Employment Agreement)), certain benefits relating to his future relocation to Israel and participation in certain benefit plans. The Ronen Employment Agreement also provided for the grant of  (i) 2,250,000 RSUs, that service-vest over a four-year period and (ii) up to a maximum of 600,000 RSUs that vest based on both the achievement by the Company of certain stock price targets and satisfying the service-vesting conditions requirements. Mr. Ronen was not eligible to receive an annual bonus in 2022. In addition, pursuant to the terms of the Ronen Employment Agreement, Mr. Ronen must give the Company one hundred eighty (180) days’ notice in connection with a resignation.
On October 11, 2011, Payoneer entered into an employment agreement with Mr. Levine (the “Levine Employment Agreement”), providing for his employment as Chief Financial Officer of Payoneer. The Levine Employment Agreement provided that Mr. Levine is entitled to an annual base salary, which for 2022 was $400,000, and eligibility for an annual performance bonus, which was later set at a target of 65%, based on Payoneer’s achievement of targets and milestones as determined by our Board of Directors. On January 16, 2023, in connection with his ceasing to be the Chief Financial Officer and his related transition, Mr. Levine entered into a separation agreement (the “Levine Separation Agreement”) that provides for (i) salary continuation payments through January 1, 2024 in an amount equal to his current annual base salary, payable in accordance with the Company’s regular payroll schedule; (ii) cash severance payment equal to $400,000, less applicable taxes and withholdings, to be paid in two equal installments; (iii) acceleration as of January 1, 2024 of the vesting of his restricted stock units and his options to purchase the Company’s common stock that would have vested had he remained employed through March 31, 2024; and (iv) participation in the Company’s benefit plans through January 1, 2024. The Levine Separation Agreement also provides that Mr. Levine agrees that, for a period of eighteen months following March 15, 2023, he will not compete with the Company, will not solicit or hire any employees of the Company or solicit any customer or potential customer of the Company.
Clawback
The Compensation Committee is reviewing the final rule issued by the SEC and the proposed rule issued by Nasdaq implementing the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to recoupment of incentive-based compensation and will adopt a clawback policy in accordance with the final rules after Nasdaq adopts its final listing standards.
Anti-Hedging and Anti-Pledging Policy
Our Insider Trading Policy covers hedging and pledging. Under the policy, employees and directors are prohibited from engaging in any derivative transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company’s equity securities, and are prohibited from pledging Company securities in any circumstance.
Tax and Accounting Considerations.
Deductibility of Executive Compensation
Section 162(m) of the IRC (“Section 162(m)”) generally imposes a $1 million cap on the federal income tax deduction for compensation paid to our “covered employees” during any fiscal year. While the Compensation Committee
| 2023 Proxy Statement	33

considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, and, in the exercise of its business judgment and in accordance with its compensation philosophy, the Compensation Committee retains the flexibility to award compensation even if the compensation is not deductible by us for tax purposes, and to modify compensation that was initially intended to be tax deductible if it determines such modifications are consistent with our business needs.
Accounting for Stock-Based Compensation
We follow Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (FASB ASC Topic 718) for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards based on the grant date “fair value” of these awards.
Compensation Committee Report
Our Compensation Committee has reviewed the Compensation Discussion and Analysis provided above with management. Based on such review and discussion, our Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2022 and this Proxy Statement.
Respectfully submitted by the members of the Compensation Committee of the Board of Directors:
Amir Goldman (Chair)
Christopher (Woody) Marshall
Sharda Caro del Castillo
34	| 2023 Proxy Statement

Compensation Tables and Other Information
Summary Compensation Table
The following table shows, for the fiscal years ended 2022, 2021 and 2020, compensation awarded to or paid to, or earned by, our named executive officers.
Name and Principal Position(1)	Year	Salary	Bonus	Stock Awards	Option Awards	All Other Compensation	Total
		($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)
Scott Galit Former Co-Chief Executive Officer and current Senior Advisor and Director	2022	475,000	475,000	2,097,600	—	12,200	3,059,800
	2021	421,570	450,000	3,278,465	992,255	16,020	5,158,309
	2020	375,000	370,000	1,478,131	433,152	11,400	2,667,683
John Caplan Former Co-Chief Executive Officer and current Chief Executive Officer and Director	2022	286,217	302,000	13,409,396	1,125,907	—	15,123,520
Michael Levine Former Chief Financial Officer	2022	400,000	260,000	1,215,500	—	12,200	1,887,700
	2021	351,321	247,000	1,311,270	350,620	11,600	2,271,811
	2020	310,000	223,106	615,888	180,480	11,400	1,340,874
Arnon Kraft Chief Operating Officer	2022	299,109	335,878	1,215,500	—	15,978	1,866,465
	2021	226,477	207,120	3,309,042	—	12,226	3,754,864
Assaf Ronen Chief Platform Officer	2022	129,807	450,000	20,695,936	—	12,200	21,287,943
Tsafi Goldman Chief Legal & Regulatory Officer	2022	360,000	400,000	884,000	—	12,200	1,656,200
(1) Amount reflects the base salary in effect and actually paid to each NEO during 2020, 2021 and 2022. Mr. Caplan’s base salary in 2022 reflects the prorated amount he was paid based on his May 25, 2022 hire date. Mr. Kraft’s base salary was paid in NIS (the conversion rate used to convert to a U.S. dollar amount is 3.23 NIS/$ for 2021 and 3.37 NIS/$ for 2022, which was based on an average of the monthly end-of-month exchange rates) and in 2021 reflects the prorated amount he was paid based on his March 29, 2021 hire date. Ms. Goldman’s base salary in most of 2021 was paid in NIS (the conversion rate used to convert to a U.S. dollar amount is 3.25 NIS/$, which was based on an average of the monthly end-of-month exchange rates).
(2) Amount reflects bonus received in February 2023’s payroll cycle for performance in 2022. For more information, see “Cash Incentive Compensation” above. Mr. Kraft’s bonus was paid in NIS. Mr. Ronen was not eligible for an annual bonus in 2022 and the amount attributed to his bonus reflects a sign-on bonus. For more information, see “Sign-On Bonus” above.
(3) Amount reflects the full grant-date fair value of restricted stock units (“RSUs”) in accordance with ASC Topic 718 granted pursuant to the 2017 Plan and/or the 2021 Plan, as applicable.
(4) Amount reflects the full grant-date fair value of options granted during 2022 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all option awards made to executive officers in Note 18 to our consolidated financial statements in our Annual Report on Form 10-K. The stock option awards granted to each of our NEOs consisted of at-the-money options.
(5) Amount reflects company contribution to 401(k) or pension, as applicable.
| 2023 Proxy Statement	35

Grants of Plan-Based Awards
		Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)
(a)	(b)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Scott Galit	3/1/2022	—	—	—	460,000	—	—	$2,097,600
John Caplan	7/1/2022	500,000(1)	1,500,000(1)	2,500,000(1)	—	—	—	$5,449,396
	7/1/2022	—	—	—	—	500,000	$3.98	$1,125,907
	7/1/2022	—	—	—	2,000,000	—	—	$7,960,000
Michael Levine	2/22/2022	—	—	—	275,000	—	—	$1,215,500
Arnon Kraft	2/22/2022	—	—	—	275,000	—	—	$1,215,500
Assaf Ronen	10/25/2022	300,000(2)	—	600,000(2)	—	—	—	$3,010,936
	10/25/2022	—	—	—	2,250,000	—	—	$17,685,000
Tsafi Goldman	2/22/2022	—	—	—	200,000	—	—	$884,000
(1) Represents RSUs which were granted on the date and in the amount shown in the table above and vest upon the achievement of both a time-based vesting condition and a stock price based performance condition as follows: one-fourth will satisfy the time-based vesting condition on May 25, 2023 and the remainder will satisfy the time-based vesting condition in 1/16 installments of the total number of restricted stock units on a quarterly basis thereafter, provided that Mr. Caplan remains in continuous service on each applicable time-vesting date; and the stock price based performance condition will be determined to have been achieved with respect to 500,000 RSUs (up to a maximum of 2,500,000 RSUs) upon the achievement of each of the following target stock prices: $9.00, $11.00, $13.00, $15.00, and $20.00, with the target stock prices only deemed to have been achieved if the closing price is at or above the applicable target stock price for a minimum of 20 out of 30 consecutive trading days within ten years of the start date, subject to Mr. Caplan remaining in continuous service through the achievement of each of the applicable target stock prices.
(2) Represents RSUs which were granted on the date and in the amount shown in the table above and vest upon the achievement of both a time-based vesting condition and a stock price based performance condition as follows: one-fourth will satisfy the time-based vesting condition on September 19, 2023 and the remainder will satisfy the time-based vesting condition in 1/16 installments of the total number of restricted stock units on a quarterly basis thereafter, provided that Mr. Ronen remains in continuous service on each applicable time-vesting date; and the stock price based performance condition will be determined to have been achieved with respect to (i) 300,000 restricted stock units upon the achievement of a target stock price of  $15.00, and (ii) 300,000 restricted stock units upon the achievement of a target stock price of  $20.00, with the target stock prices only deemed to have been achieved if the closing price is at or above the applicable target stock price for a minimum of 20 out of 30 consecutive trading days occurring on or before October 1, 2027, subject to Mr. Ronen remaining in continuous service through the achievement of each of the applicable target stock prices.
(3) Represents RSUs which were granted on the dates and in the amounts shown in the table above, and generally vest as follows: 25% of the RSUs vest on the first anniversary of the grant date or on such other approved date and the remaining 75% vest in ratable quarterly installments over the following three-year period such that the award is fully vested four years or such other shorter approved period after the grant date as applicable, in each case subject to the executive’s continued service with Payoneer through the applicable vesting dates.
(4) Amount reflects the full grant-date fair value of options and RSUs granted during 2022 computed in accordance with ASC Topic 718.
36	| 2023 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End
	Option Awards(1)					Restricted Stock Unit Awards
Name	Vesting Commencement Date	Numbers of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Unexercisable Options	Option Exercise Price	Option Expiration Date	Numbers of Securities Underlying Unvested Restricted Stock Units(2)	Market or Payout Value of Outstanding Restricted Stock Units(3)	Equity Incentive Plan Awards: Number of Unearned Securities that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Securities That Have Not Vested(3)
			(#)	($)		(#)	($)	(#)	($)
Scott Galit	2/4/2015	1,778,795	—	$0.62	2/1/2025
	2/17/2016	2,456,152	—	$1.41	2/14/2026
	2/13/2017	277,762	—	$3.02	2/11/2027
	2/6/2018	940,000	—	$2.80	2/4/2028
	2/13/2019	1,211,312	80,755	$2.90	2/10/2029
	3/19/2020	248,160	112,800	$2.74	3/17/2030
	2/5/2021	116,383	149,637	$7.87	2/3/2031
	3/19/2020					169,200	925,524
	2/5/2021					224,719	1,229,213
	9/9/2021							20,000(4)	109,400
	3/1/2022					460,000	2,516,200
John Caplan	7/1/2022	—	500,000	$3.98	6/28/2032
	7/1/2022							2,500,000(5)	13,675,000
	7/1/2022					2,000,000	10,940,000
Michael Levine	1/28/2015	72,800	—	$0.62	1/25/2025
	2/17/2016	751,857	—	$1.41	2/14/2026
	2/13/2017	235,000	—	$3.02	2/11/2027
	2/6/2018	470,000	—	$2.80	2/4/2028
	2/13/2019	567,975	37,866	$2.90	2/10/2029
	3/19/2020	103,400	47,000	$2.74	3/17/2030
	2/5/2021	41,125	52,875	$7.87	2/3/2031
	3/19/2020					70,500	385,635
	2/5/2021					79,313	433,842
	9/9/2021							30,000(4)	164,100
	2/22/2022					275,000	1,504,250
Arnon Kraft	9/9/2021							20,000(4)	109,400
	9/9/2021					178,753	977,779
	2/22/2022					275,000	1,504,250
| 2023 Proxy Statement	37

	Option Awards(1)					Restricted Stock Unit Awards
Name	Vesting Commencement Date	Numbers of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Unexercisable Options	Option Exercise Price	Option Expiration Date	Numbers of Securities Underlying Unvested Restricted Stock Units(2)	Market or Payout Value of Outstanding Restricted Stock Units(3)	Equity Incentive Plan Awards: Number of Unearned Securities that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Securities That Have Not Vested(3)
			(#)	($)		(#)	($)	(#)	($)
Assaf Ronen	10/25/2022							600,000(6)	3,282,000
						2,250,000	12,307,500
Tsafi Goldman	1/28/2015	75,946	—	$0.62	1/25/2025
	2/17/2016	43,209	—	$1.41	2/14/2026
	7/19/2016	37,600	—	$1.81	7/17/2026
	2/13/2017	94,000	—	$3.02	2/11/2027
	2/6/2018	112,800	—	$2.80	2/4/2028
	2/13/2019	123,375	8,225	$2.90	2/10/2029
	3/19/2020	77,550	35,250	$0.01	3/17/2030
	3/19/2020	51,700	23,500	$2.74	3/17/2030
	2/5/2021	32,900	42,300	$7.87	2/3/2031
	2/5/2021					63,450	347,072
	9/9/2021							30,000(4)	164,100
	2/22/2022					200,000	1,094,000
(1) Represents stock option awards which were granted on the dates and in the amounts shown in the table above. 25% of the options vest upon the first anniversary of the grant date or on such other approved date, as applicable, with the remaining 75% vesting in ratable quarterly installments over the following three-year period such that the award is fully vested four years or such other shorter approved period after the grant date, as applicable, in each case subject to the executive’s continued service with Payoneer through the applicable vesting dates.
(2) Represents RSUs which were granted on the dates and in the amounts shown in the table above, and generally vest as follows: 25% of the RSUs vest on the first anniversary of the grant date or on such other approved date and the remaining 75% vest in ratable quarterly installments over the following three-year period such that the award is fully vested four years or such other shorter approved period after the grant date as applicable, in each case subject to the executive’s continued service with Payoneer through the applicable vesting dates.
(3) Amounts set forth in this column are based on the per share closing price of Payoneer common stock on December 30, 2022, which was $5.47.
(4) Represents RSUs which were granted on the dates and in the amounts shown in the table above and vest as follows: 50% of the RSUs will vest and settle into shares of common stock if, at any time during the first 30 months immediately following June 25, 2021 (which was the closing date of the Reorganization), the closing price of a share of the Company common stock is greater than or equal to $15.00 over any 20 trading days within any 30 trading day period and, the remaining 50% of the RSUs will vest and settle into shares of common stock if, at any time during the 60 months immediately following June 25, 2021, the closing price of a share of the Company common stock is greater than or equal to $17.00 over any 20 trading days within any 30 trading day period, in each case, provided that the applicable NEO remains in continuous service on each applicable vesting date.
(5) Represents RSUs which were granted on the date and in the amount shown in the table above and vest upon the achievement of both a time-based vesting condition and a stock price based performance condition as follows: one-fourth will satisfy the time-based vesting condition on May 25, 2023 and the remainder will satisfy the time-based vesting condition in 1/16 installments of the total number of restricted stock units on a quarterly basis thereafter, provided that Mr. Caplan remains in continuous service on each applicable time-vesting date; and the stock price based performance condition will be determined to have been achieved with respect to 500,000 RSUs (up to a maximum of 2,500,000 RSUs) upon the achievement of each of the following target stock prices: $9.00, $11.00, $13.00, $15.00, and $20.00, with the target stock prices only deemed to have been achieved if the closing price is at or above the applicable target stock price for a minimum of 20 out of 30 consecutive trading days within ten years of the start date, subject to Mr. Caplan remaining in continuous service through the achievement of each of the applicable target stock prices.
38	| 2023 Proxy Statement

(6) Represents RSUs which were granted on the date and in the amount shown in the table above and vest upon the achievement of both a time-based vesting condition and a stock price based performance condition as follows: one-fourth will satisfy the time-based vesting condition on September 19, 2023 and the remainder will satisfy the time-based vesting condition in 1/16 installments of the total number of restricted stock units on a quarterly basis thereafter, provided that Mr. Ronen remains in continuous service on each applicable time-vesting date; and the stock price based performance condition will be determined to have been achieved with respect to (i) 300,000 restricted stock units upon the achievement of a target stock price of  $15.00, and (ii) 300,000 restricted stock units upon the achievement of a target stock price of  $20.00, with the target stock prices only deemed to have been achieved if the closing price is at or above the applicable target stock price for a minimum of 20 out of 30 consecutive trading days occurring on or before October 1, 2027, subject to Mr. Ronen remaining in continuous service through the achievement of each of the applicable target stock prices.
Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Scott Galit	—	—	310,141	$2,019,703.73
John Caplan	—	—	—	—
Michael Levine	40,000	$220,800.00	118,087	$767,758.62
Arnon Kraft	—	—	139,029	$683,229.04
Assaf Ronen	—	—	—	—
Tsafi Goldman	—	—	49,350	$326,908.50
Potential Payments upon Termination or Change in Control
We provide the following severance benefits to our NEOs in the event of a qualifying termination under the terms of their employment agreements:
Scott Galit
Pursuant to the Galit Employment Agreement, in the event of the termination of Mr. Galit’s employment by the Company without “Cause” (as defined in the Galit Employment Agreement) or by Mr. Galit for “Good Reason” (as defined in the Galit Employment Agreement), Mr. Galit is entitled to, in addition to any accrued amounts and subject to his execution of a release of claims, for six (6) months following the effective date of notice of the termination of employment, (i) continuation of his annual base salary, (ii) payment by Payoneer of the cost of Mr. Galit’s and his dependents’ participation in Payoneer’s health plan, and (iii) continued vesting of any then outstanding equity awards in accordance with such awards’ respective regular vesting schedules.
Upon the occurrence of a “Change in Control” (as defined in the Galit Employment Agreement), 50% of any then unvested equity awards held by Mr. Galit will accelerate and vest in full, and if Mr. Galit’s employment is terminated without Cause or he resigns for Good Reason within 12 months of a Change in Control, all of his remaining unvested equity awards would accelerate and vest in full.
John Caplan
Pursuant to the Caplan Employment Agreement, in the event of the termination of Mr. Caplan’s employment by the Company without “Cause” (as defined in the Caplan Employment Agreement) or by Mr. Caplan for “Good Reason” (as defined in the Caplan Employment Agreement), Mr. Caplan will be entitled to, in addition to any accrued amounts and subject to his execution of a release of claims, for twelve (12) months following the effective date of notice of the termination of employment, (i) continuation of his annual base salary, (ii) payment by Payoneer of the cost of
| 2023 Proxy Statement	39

Mr. Caplan’s and his dependents’ participation in Payoneer’s health plan, and (iii) continued vesting of any then outstanding equity awards in accordance with such awards’ respective regular vesting schedules.
Upon the occurrence of a “Change in Control” (as defined in the Caplan Employment Agreement), 50% of any then unvested options held by Mr. Caplan will accelerate and vest in full. All of Mr. Caplan’s then unvested equity awards will accelerate and vest in full in the event that (i) a Change in Control occurs and the successor company does not assume the outstanding equity awards or (ii) if Mr. Caplan’s employment is terminated without Cause or he resigns for Good Reason, in each case, within 12 months of a Change in Control.
Michael Levine
Pursuant to the Levine Employment Agreement, upon the termination of Mr. Levine’s employment by Payoneer without Cause or by Mr. Levine for Good Reason, Mr. Levine is entitled, in addition to any accrued amounts, to (i) continuation of Mr. Levine’s annual base salary for six months following the effective date of notice of the termination of his employment with Payoneer, (ii) payment by Payoneer of the cost of Mr. Levine’s and his dependents’ participation in Payoneer’s health plan for six months following the effective date of notice of the termination of his employment with Payoneer and (iii) a portion of Mr. Levine’s then current annual performance bonus opportunity, based on actual performance and pro-rated for the number of days elapsed during the applicable performance period prior to the effective date of notice of the termination of his employment with Payoneer, to be paid at the same time such annual performance bonus would otherwise be paid. In the event that Mr. Levine’s employment is terminated without Cause or he resigns for Good Reason within the three-month period prior to or 12-month period following the occurrence of a Change in Control, Mr. Levine is entitled to continuation of his annual base salary and continued payment by Payoneer of the cost of his and his dependents’ participation in Payoneer’s health plan, in each case, for 12 months.
Upon the occurrence of a “Change in Control” (as defined in the Levine Employment Agreement), 50% of any then unvested equity awards held by Mr. Levine accelerate and vest in full.
Mr. Levine departed as Chief Financial Officer of the Company on March 1, 2023 and of the rest of its subsidiaries, as applicable, on March 15, 2023 (the “Cessation Date”). In connection with Mr. Levine’s departure from the Company, the Company and Mr. Levine entered into a Separation Agreement and General Release, dated January 16, 2023 (the “Separation Agreement”). The Separation Agreement provides that Mr. Levine will continue to be employed by the Company to assist with the transition of his duties until January 1, 2024 (the “Separation Date”). The Separation Agreement provides that in exchange for his continued employment as an advisor through the Separation Date, his continued compliance with the restrictive covenants and a release of claims, the Company will provide Mr. Levine: (i) salary continuation payments through the Separation Date in an amount equal to the sum of his annual base salary at the rate in effective as of the Cessation Date, payable in accordance with the Company’s regular payroll schedule; (ii) lump sum cash severance payment equal to $400,000, less applicable taxes and withholdings, to be paid in two equal installments within thirty days following the Cessation Date and the Separation Date, respectively; (iii) acceleration of the vesting of his restricted stock units and his options to purchase the Company’s common stock (collectively, the “Accelerated Equity”), such that, as of the Separation Date, Mr. Levine will be deemed vested in the Accelerated Equity as if he had remained employed through March 31, 2024; (iv) participation in the Company’s benefit plans through the Separation Date; and (v) payment of the value of any accrued but unused vacation days up until and including the Cessation Date, to be paid on the Cessation Date.
Arnon Kraft
Pursuant to the Kraft Employment Agreement, in the event of the termination of Mr. Kraft’s employment by the Company without “Cause” (as defined in the Kraft Employment Agreement), in addition to any accrued amounts, Mr. Kraft will be entitled to salary continuation for one hundred eighty (180) days following the effective date of the notice of the termination of employment, regardless of his continued service to Payoneer.
40	| 2023 Proxy Statement

Assaf Ronen
Pursuant to the Ronen Employment Agreement, in the event of the termination of Mr. Ronen’s employment by the Company without “Cause” (as defined in the Ronen Employment Agreement), in addition to any accrued amounts, Mr. Ronen will be entitled to salary continuation for one hundred eighty (180) days following the effective date of the notice of the termination of employment, regardless of his continued service to Payoneer.
Tsafi Goldman
Pursuant to the Goldman Employment Agreement, in the event of the termination of Ms. Goldman’s employment by the Company without “Cause” (as defined in the Goldman Employment Agreement), in addition to any accrued amounts, Ms. Goldman will be entitled to salary continuation for one hundred eighty (180) days following the effective date of the notice of the termination of employment, regardless of her continued service to Payoneer.
Name	Benefit Description	Termination without cause by Company or for good reason by executive NOT in connection with a Change in Control	Termination without cause by Company or for good reason by executive in connection with a Change in Control	Change in Control NOT in connection with Termination without cause by Company or for good reason by executive
		($)	($)	($)
Scott Galit	Cash severance or notice pay	$237,500	$237,500	N/A
	Accelerated vesting of equity awards	$1,760,395	$5,186,421	$2,593,211
	Continuation of health benefits	$10,811	$10,811	N/A
	Total:	$2,008,707	$5,434,732	$2,593,211
John Caplan	Cash severance or notice pay	$475,000	$475,000	N/A
	Accelerated vesting of equity awards	$4,381,875	$11,685,000	$5,842,500
	Continuation of health benefits	$23,127	$23,127	N/A
	Total:	$4,880,002	$12,183,127	$5,842,500
Michael Levine(1)	Cash severance or notice pay	$200,000	660,000	N/A
	Accelerated vesting of equity awards	N/A	$2,549,353	$1,274,676
	Continuation of health benefits	$11,618	$23,236	N/A
	Total:	$211,618	$3,232,589	$1,274,676
Arnon Kraft	Cash severance or notice pay	$149,555	$149,555	N/A
	Accelerated vesting of equity awards	N/A	N/A	N/A
	Continuation of health benefits	N/A	N/A	N/A
	Total:	$149,555	$149,555	N/A
| 2023 Proxy Statement	41

Name	Benefit Description	Termination without cause by Company or for good reason by executive NOT in connection with a Change in Control	Termination without cause by Company or for good reason by executive in connection with a Change in Control	Change in Control NOT in connection with Termination without cause by Company or for good reason by executive
		($)	($)	($)
Assaf Ronen	Cash severance or notice pay	$225,000	$225,000	N/A
	Accelerated vesting of equity awards	N/A	N/A	N/A
	Continuation of health benefits	N/A	N/A	N/A
	Total:	$225,000	$225,000	N/A
Tsafi Goldman	Cash severance or notice pay	$180,000	$180,000	N/A
	Accelerated vesting of equity awards	N/A	N/A	N/A
	Continuation of health benefits	N/A	N/A	N/A
	Total:	$180,000	$180,000	N/A
(1) On January 16, 2023, Mr. Levine entered into a separation agreement with the Company that is further described above.
42	| 2023 Proxy Statement

Director Compensation
During 2022, some of the non-employee directors received annual cash compensation for services provided as directors, and some waived their fees.
Director Compensation in 2022
The following table presents the total compensation each of our non-employee directors received during the year ended December 31, 2022.
	Fees Earned or Paid in Cash	Stock Awards	Stock Option Awards	All Other Compensation	Total
	($)	($)(2)	($)	($)	($)
Avi Zeevi	—	—	—	—	—
Amir Goldman	—	—	—	—	—
John C. (Hans) Morris	—	—	—(3)	—	—
Christopher (Woody) Marshall	—	—	—	—	—
Heather Tookes	47,500	—	—	—	47,500
Rich Williams	45,000	—	—	—	45,000
Pamela H. Patsley	55,000(1)	—	—	—	55,000(1)
(1) Ms. Patsley elected to receive her director fees for the third and fourth quarters of 2022 in shares of common stock pursuant to the Non-Employee Director Compensation Plan.
(2) Each of Ms. Tookes, Mr. Williams and Ms. Patsley held 47,668 RSUs, 47,668 RSUs and 57,201 RSUs, respectively, as of December 31, 2022, that vest in equal quarterly installments over a three-year period or such other shorter approved period from the date of grant.
(3) Mr. Morris, as general partner of Nyca Investment Partnership, LP indirectly holds fully vested options to acquire 607,010 shares, with a per share exercise price of  $0.54.
In March 2022, Payoneer adopted the Non-Employee Director Compensation Plan that provides non-employee directors with the following annual cash retainers for service on our Board of Directors and its standing committees:
•
a $30,000 annual cash retainer for service as a member of the Board of Directors;

•
an additional $30,000 annual cash retainer for serving as the Chair of the Board of Directors; and

•
the following additional cash retainers for service on the standing committees of the Board of Directors:

•
Audit Committee — $10,000 (or $20,000 as Chair)

•
Compensation Committee — $7,500 (or $15,000 as Chair)

•
Nominating & Corporate Governance Committee — $5,000 (or $10,000 as Chair)

•
Risk Committee — $5,000 (or $10,000 as Chair)

In addition to the cash compensation, the Non-Employee Director Compensation Plan provides that our non-employee directors will be granted an initial equity award of RSUs upon joining the Board of Directors, with a grant date value of  $300,000, and in addition an annual equity award of RSUs, with a grant date value of  $150,000. The initial equity award and the annual equity award each vest in three equal annual installments over the three-year period following the date of grant, in each case subject to continued service through such date. Non-employee directors who were appointed to the Board of Directors prior to the adoption of the Non-Employee Director Compensation Plan and received RSUs in connection with their appointment to the Board of Directors were not eligible to receive annual equity awards in 2022 and will not be eligible to receive their first annual equity award until the 2023 annual meeting (if still serving on the Board of Directors at that time).
| 2023 Proxy Statement	43

Equity Compensation Plan Information
The following table provides certain information with respect to all of our equity compensation plans as of December 31, 2022:
Plan	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders(1)	25,285,862(2)	$4.40	17,255,355
Equity compensation plans not approved by stockholders(3)	35,491,507(4)	$2.06	—
Total	60,777,369	$3.03	17,255,355
(1) Refers to the Payoneer Global Inc. 2021 Omnibus Incentive Plan and the Payoneer Global Inc. 2021 Employee Stock Purchase Plan.
(2) Includes 537,600 options and 24,748,262 restricted stock units.
(3) Refers to the Payoneer Inc. 2017 Share Incentive Plan, the Payoneer Inc. 2007 Share Incentive Plan, and the Payoneer Inc. 2007 U.S. Share Incentive Plan, which were all assumed by Payoneer Global Inc. following the completion of the Reorganization on June 25, 2021, and which were duly approved by the Payoneer Inc. shareholders. No new awards will be granted pursuant to these plans.
(4) Includes 34,386,188 options and 1,105,319 restricted stock units.
44	| 2023 Proxy Statement

Pay Versus Performance Disclosure
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the executive compensation actually paid to our named executive officers and certain aspects of our financial performance. For further information concerning our pay for performance philosophy and how we align executive compensation with our performance, please refer to “Compensation Discussion and Analysis.”
							Value of Initial Fixed $100 Investment Based On:
Year*	Summary Compensation Table Total for PEO 1(1)	Summary Compensation Table Total for PEO 2(1)	Compensation Actually Paid to PEO 1(2)	Compensation Actually Paid to PEO 2(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(4)	Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)	Net Loss (K)(7)	Company- Selected Measure- Revenue (K)(8)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Fiscal 2022	$3,059,800	$15,123,520	$425,188	$23,415,602	$6,676,879	$4,505,392	$51.60	$83.15	$(11,970)	$627,623
Fiscal 2021	$5,158,310	N/A	$25,803,130	N/A	$7,106,937	$5,320,229	$69.34	$107.40	$(33,987)	$473,403
* The Company became a publicly listed company on June 28, 2021, and therefore the covered fiscal years reflected in this section are 2021 and 2022. For Clarification, John Caplan joined the Company as Co-Chief Executive Officer on May 25, 2022, and therefore the principal executive officer (“PEO”) information related to John Caplan is reflected in fiscal year 2022 only.
(1) The dollar amounts reported in column (b) represent the amount of total compensation reported for each of Scott Galit (PEO 1) and John Caplan (PEO 2) (our “Co-CEOs” as of May 25, 2022) for each covered fiscal year in the “Total” column of the Summary Compensation Table.
(2) The dollar amounts reported in column (c) represent the amount of  “executive compensation actually paid” to each of Scott Galit and John Caplan, as computed in accordance with Item 402(v) of Regulation S-K for each covered fiscal year. For Clarification, John Caplan joined the Company on May 25, 2022. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Scott Galit and John Caplan during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Scott Galit and John Caplan’s total compensation for each fiscal year to determine the executive compensation actually paid:
Year	Reported Summary Compensation Table Total for PEO 1	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Pension Additions to SCT Total	Compensation Actually Paid to PEO 1
Fiscal 2022	$3,059,800	$2,097,600	$(537,012)	N/A	$425,188
Fiscal 2021	$5,158,310	$4,270,720	$24,915,540	N/A	$25,803,130
Year	Reported Summary Compensation Table Total for PEO 2	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Pension Additions to SCT Total	Compensation Actually Paid to PEO 2
Fiscal 2022	$15,123,520	$14,535,303	$22,827,385	N/A	$23,415,602
Fiscal 2021	N/A	N/A	N/A	N/A	N/A
(a) The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each covered fiscal year.
(b) The equity award adjustments for each covered fiscal year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (ii) the amount equal to the change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior fiscal years that are outstanding and unvested as of the end of the covered fiscal year; (iii) for equity awards that are granted and vest in same covered fiscal year, the fair value as of the vesting date; (iv) for equity awards granted in prior fiscal years that
| 2023 Proxy Statement	45

vest in the covered fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; and (v) for equity awards granted in prior fiscal years that are determined to fail to meet the applicable vesting conditions during the covered fiscal year, a deduction for the amount equal to the fair value at the end of the prior fiscal year. The valuation assumptions used to calculate the fair values of the stock options held by Scott Galit and John Caplan that vested during or were outstanding as of the end of each covered fiscal year, as applicable, differed from those valuation assumptions disclosed at the time of grant in the following respects: the expected term assumptions varied from 3 years to 6 years and the stock price volatility assumptions varied from 50% to 69% depending on the specific stock option the fair value of which was being recalculated. The valuation assumptions used to calculate the fair values of the restricted stock unit (“RSU”) awards and performance-vesting restricted stock unit (“PSU”) awards held by Scott Galit and John Caplan that vested during or were outstanding as of the end of each covered fiscal year, as applicable, (including the probable outcome of any such awards subject to performance conditions) changed from those disclosed at the time of grant due to the change in the share price. The amounts deducted or added in calculating the equity award adjustments are as follows:
Year	Year End Fair Value of Equity Awards for PEO 1	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in Year	Fair Value at End of Prior Year of Equity Awards that Failed to Meet Vesting Conditions in Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments for PEO 1
Fiscal 2022	$2,516,200	$(1,306,574)	—	$(1,746,638)	—	—	$(537,012)
Fiscal 2021	$4,024,169	$2,967,975	—	$3,760,258	—	$14,163,138	$24,915,540
Year	Year End Fair Value of Equity Awards for PEO 2	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in Year	Fair Value at End of Prior Year of Equity Awards that Failed to Meet Vesting Conditions in Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments for PEO 2
Fiscal 2022	$22,827,385	$0	—	$0	—	—	$22,827,385
Fiscal 2021	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(3) The dollar amounts reported in column (d) represent the average of the amounts of total compensation reported for our named executive officers (our “NEOs”) as a group (excluding Scott Galit and John Caplan, who have served as our CEO or Co-CEO since 2010 and 2022, respectively) for each covered fiscal year in the “Total” column of the Summary Compensation Table for each such fiscal year. The names of each NEO (excluding Scott Galit and John Caplan) included for purposes of calculating the average amounts of total compensation in each covered fiscal year are as follows: (i) for fiscal 2022, Michael Levine, our former Chief Financial Officer, Arnon Kraft, our Chief Operating Officer, Assaf Ronen, our Chief Platform Officer, and Tsafi Goldman, our Chief Legal & Regulatory Officer; (ii) for fiscal 2021, Arnon Kraft, our Chief Operating Officer, and Robert Clarkson, our former Chief Revenue Officer.
(4) The dollar amounts reported in column (e) represent the average amount of  “executive compensation actually paid” to our NEOs as a group (excluding Scott Galit and John Caplan), as computed in accordance with Item 402(v) of Regulation S-K for each covered fiscal year. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to our NEOs as a group (excluding Scott Galit and John Caplan) during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for each fiscal year to determine the executive compensation actually paid, using the same methodology described above in Note 2(b):
46	| 2023 Proxy Statement

Year	Average Reported Summary Compensation Table Total for Non-PEO Named Executive Officers	Average Reported Value of Equity Awards	Equity Award Adjustments(a)	Pension Additions to SCT Total	Average Compensation Actually Paid to Non-PEO Named Executive Officers
Fiscal 2022	$6,676,879	$6,002,734	$3,831,247	N/A	$4,505,392
Fiscal 2021	$7,106,937	$6,715,310	$4,928,602	N/A	$5,320,229
(a) The amounts deducted or added in calculating the total average equity award adjustments are as follows:
Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Total Average Equity Award Adjustments
Fiscal 2022	$4,473,525	$(320,201)	—	$(322,078)	—	—	$3,831,247
Fiscal 2021	$4,928,602	$0	—	$0	—	$0	$4,928,602
(5) Cumulative TSR is calculated by dividing our share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period and assumes $100 were invested for the period. The Company became a publicly listed company on June 28, 2021, and therefore the beginning of the measurement period for 2021 reflects such date.
(6) Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: the S&P 600 Information Technology Index.
(7) The dollar amounts reported represent the amount of net income (loss) reflected in our audited financial statements for each covered fiscal year.
(8) U.S. dollars in thousands. While we use additional performance measures for the purpose of evaluating performance for our executive compensation, we have determined that revenue is the financial performance measure that, in our assessment, represents the most important performance measure used by us to link compensation actually paid to our NEOs, for the most recently completed fiscal year, to our performance. Accordingly, the dollar amounts reported represent the amount of revenue reflected in our audited financial statements for each covered fiscal year.
Most Important Financial Performance Measures
As described in greater detail in “Compensation Discussion and Analysis,” our executive compensation is designed to reflect our variable “pay-for-performance” philosophy. The performance measures that we use when setting goals in our short-term incentive compensation program are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The Company only has two financial performance measures that are used by us to link executive compensation actually paid to our NEOs to our performance, which for the most recently completed fiscal year, are as follows:
•
Revenue

•
Adjusted EBITDA

We believe that, taken together, these financial quantitative measures provide a holistic measure of Company growth, shareholder value and overall financial performance. As noted above, we have deemed Revenue as the “most important” financial measure used to link the compensation of our NEOs with performance and, as noted, it is being used as our Company Selected Measure.
For a definition of Adjusted EBITDA, please see Annex A of this Proxy Statement.
| 2023 Proxy Statement	47

Analysis of Information Presented in Pay-Versus-Performance Table
While over the years we have used several different performance measures to align executive compensation with our performance, not all of these performance measures are presented in the Pay-Versus-Performance table. Moreover, while we generally seek to prioritize long-term performance as our primary incentive for our NEOs, we do not specifically align our performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between the information presented in the Pay-Versus-Performance table.
Compensation Actually Paid and Company TSR
As demonstrated by the following graph, the amount of compensation actually paid to Scott Galit (John Caplan joined in 2022) and the average amount of compensation actually paid to our other NEOs as a group (except Scott Galit and John Caplan) is generally aligned with our TSR for the period presented in the Pay-Versus-Performance table. This alignment of compensation actually paid with our cumulative TSR over the period presented is because a significant portion of the compensation actually paid to our NEOs is comprised of equity awards. As described in more detail in “Compensation Discussion and Analysis,” we seek to provide a portion of the value of the target total direct compensation opportunity awarded to our NEOs in the form of equity awards, including restricted stock unit awards and performance-based restricted stock unit awards, for some.
48	| 2023 Proxy Statement

Compensation Actually Paid and Net Income
As reflected in the following graph, the amount of compensation actually paid to Scott Galit (John Caplan joined in 2022) and the average amount of compensation actually paid to our other NEOs as a group (except Scott Galit and John Caplan) decreased in fiscal year 2022, while our net loss decreased in that period. This was largely due to the vesting of equity awards granted in prior years that fell within the definition of  “executive compensation actually paid” as presented in the Pay-Versus-Performance table which reflected decreases in our stock price. We do not use net income as a financial performance measure in our overall executive compensation. As described in more detail in “Compensation Discussion and Analysis,” we seek to provide a portion of the value of the target total direct compensation opportunity awarded to our NEOs in the form of short-term incentive compensation.
Compensation Actually Paid and Revenues
As demonstrated by the following graph, the amount of compensation actually paid to Scott Galit (John Caplan joined in 2022) and the average amount of compensation actually paid to our other NEOs as a group (except Scott Galit and John Caplan) decreased (due to the reasons described above) while our revenue grew over the period presented in the Pay-Versus-Performance table. As described above, “revenue” is our most important Financial Performance Measure, that, in our assessment, represents the most important performance measure used by us to link compensation actually paid to our NEOs for the most recently completed fiscal year, to our financial performance. We use revenue when setting goals in our short-term incentive compensation program. As described in more detail in “Compensation Discussion and Analysis,” we seek to provide a portion of the value of the target total direct compensation opportunity awarded to our NEOs in the form of an annual bonus and equity awards, including restricted stock unit awards and performance-based restricted stock unit awards, for some.
| 2023 Proxy Statement	49

Compensation Actually Paid vs. Revenue
Compensation Actually Paid ($M)
$30
$25
$20
$15
$10
$5
$-
700
600
500
400
300
200
100
-
Revenue ($M)
2021
2022
CAP - PEO 1 ($M)
CAP - PEO 2 ($M)
CAP - NEOs ($M)
Revenue ($M)

Company TSR and Peer Group TSR
As demonstrated by the following graph, our cumulative TSR over the covered periods presented in the Pay-Versus-Performance table represented a decrease of 48.4%, while the cumulative TSR of the peer group presented for this purpose, the S&P 600 IT index, represented a decrease of 16.9% over the same period.

Company TSR vs. Peer Group TSR
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
Value of Initial $100 Investment
6/28/2021
12/31/2021
12/31/2022
Company TSR
S&P 600 IT Index TSR

50	| 2023 Proxy Statement

PROPOSAL NO. 3: NON-BINDING ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with Section 14A of the Exchange Act and the related rules of the SEC, we are seeking a non-binding advisory vote from our stockholders to approve the compensation paid to our named executive officers (“say-on-pay”), as described in the Compensation Discussion and Analysis and the compensation table sections of this Proxy Statement.
The Compensation Committee is committed to an executive compensation structure that incentivizes our named executive officers and aligns with market practice and stockholder interests and that enables us to effectively attract and retain strong leaders for Payoneer. We believe our executive compensation is properly structured to achieve those goals.
As you decide how to vote on this proposal, the Board encourages you to read the Compensation Discussion and Analysis and the compensation table sections of this Proxy Statement.
The Board recommends that stockholders approve the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, compensation tables and the other related tables, disclosures and narrative discussion therein.”
Although this say-on-pay vote is advisory, and therefore non-binding and does not create or imply any change to the fiduciary duties of the Company or the Board, or create or imply any additional fiduciary duties to the Board, the Board and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements.
Vote Required
The affirmative vote of the holders of a majority of the votes cast will be required for approval of the non-binding advisory vote on executive compensation. Abstentions and broker non-votes will have no effect on this Proposal No. 3.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL NO. 3
| 2023 Proxy Statement	51

PROPOSAL NO. 4: NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER NON-BINDING ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with Section 14A(a)(2) of the Exchange Act, our Board is providing our stockholders with an opportunity to cast a non-binding advisory vote on how frequently they would like to vote on future advisory resolutions to approve the compensation of our named executive officers. This non-binding advisory vote is commonly referred to as a “say-on-frequency” vote.
Accordingly, in connection with this Proposal No. 4, stockholders may vote that future non-binding advisory votes on named executive officer compensation be held as follows: every one year; two years; or three years. Stockholders may also abstain from voting on this Proposal No. 4.
The Compensation Committee and the Board believe that a non-binding advisory vote on named executive officer compensation should be conducted every year, as this frequency offers the closest alignment with Payoneer’s approach to executive compensation, which seeks to support the long-term growth of the Company by attracting, retaining and motivating a strong leadership team over the long term. The Compensation Committee and the Board believe one-year cycles will provide investors the most meaningful timing alternative by which to evaluate the effectiveness of our executive compensation strategies and their alignment with Payoneer’s business and results of operations.
Although this say-on-frequency vote is advisory, and therefore non-binding and does not create or imply any change to the fiduciary duties of the Company or the Board, or create or imply any additional fiduciary duties to the Board, the Board and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when considering the frequency of future non-binding advisory votes on named executive officer compensation.
Vote Required
As noted above, stockholders will be able to specify one of four choices for this proposal on the proxy card: holding the non-binding advisory vote on named executive officer compensation every year, every two years or every three years, or abstaining. Stockholders are not voting to approve or disapprove the Board’s recommendation. The option of one year, two years or three years that receives the affirmative vote of the holders of a majority of the votes cast will be the frequency for future advisory votes to approve named executive officer compensation selected by our stockholders. In the absence of a majority of votes cast in support of any one frequency, the option of one year, two years or three years that receives the greatest number of votes will be considered the frequency selected by our stockholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR HOLDING THE ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION EVERY “ONE YEAR”
52	| 2023 Proxy Statement

Certain Relationships and Related Party Transactions
We describe below transactions and series of similar transactions, since the beginning of our last fiscal year or currently proposed, to which we were a party or will be a party, in which:
•
the amounts involved exceeds $120,000; and

•
any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting these criteria to which we have been or will be a party other than compensation arrangements, which are described where required under the sections titled “Director Compensation”, “Compensation Discussion and Analysis” and “Compensation Tables and Other Information”.
Viola Warehouse Facility
On October 28, 2021, a subsidiary of the Company entered into a multi-party Receivables Loan and Security Agreement (the “Warehouse Receivables Loan”) for the purpose of external financing of capital advance activity. The lenders are related parties through the Company’s Chair of the Board of Directors’ ownership interest. The Warehouse Receivables Loan was entered into on arm’s length terms.
The Warehouse Facility bears interest of the greater of 0.25% or LIBOR, plus 9% per annum and has a revolving maturity of 36 months from the commencement date with a payback period of an additional 6 months after the revolving maturity date. The initial borrowing commitment is $25 million subject to increases at our request and the lender’s discretion up to $100 million. Additional commitments will carry interest rates ranging from 7% to 7.75%. In addition, a June 2022 amendment to the Warehouse Facility created a condition that the total interest rate shall not exceed 10.5% per annum for all outstanding balances. The amount of interest and unused fees paid during 2022 is $1,466,000. The largest aggregate amount of principal outstanding under the Warehouse Receivables Loan during 2022 was $17,990,000, and the amount thereof outstanding as of March 28, 2023 is $16,528,966. The amount of principal paid, related to the Warehouse Receivables Loan, during 2022 is $26,755,000.
The facility under the Warehouse Receivables Loan is secured by eligible capital advance receivables at an initial rate of 80% of the total value of the underlying capital advance receivables outstanding. The Company is subject to financial covenants including minimum tangible equity, solvency and unrestricted cash requirements that are assessed based on the Company’s consolidated financial statements.
Policies and Procedures for Related Party Transactions
The Company’s Board has adopted a written Related Party Transaction policy that sets forth the following policies and procedures for the review and approval or ratification of transactions with related persons. The policy sets forth the responsibility of the Audit Committee and Board regarding the review and approval of Related Party Transactions.
A “Related Party Transaction” is a transaction, arrangement or relationship, including any currently proposed transaction, indebtedness or guarantee of indebtedness, in which Payoneer or any of its subsidiaries is a participant, the amount of which involved exceeds $120,000 in any fiscal year, and in which any Related Person has or will have a direct or indirect material interest, subject to certain Related Party Transactions which are deemed to be pre-approved, as detailed in the policy. A “Related Person” means:
•
any person who is, or at any time during the applicable period was, one of our executive officers, a member of our Board or a director nominee;

•
any person who is known by us to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares;

| 2023 Proxy Statement	53

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, son-in-law, brother-in-law or sister-in-law, and any person (other than a tenant or employee) sharing the household of such director, director nominee, executive officer or beneficial owner of more than five percent (5%) of our issued and outstanding shares; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.

We have also adopted policies and procedures for our directors designed to minimize potential conflicts of interest arising from any dealings they may have and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to our Audit Committee charter, the Audit Committee will have the responsibility to review Related Party Transactions in accordance with the Related Party Transactions policy.
54	| 2023 Proxy Statement

General Information About the Annual Meeting
Submission of Stockholder Proposals and Nominations for the 2024 Annual Meeting
Stockholders wishing to present proposals for inclusion in our Proxy Statement for the 2024 annual meeting of stockholders (the “2024 Annual Meeting”) pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must submit their proposals so that they are received by us at our principal executive offices no later than December 20, 2023. Proposals should be sent to our Corporate Secretary, c/o Payoneer Global Inc., 150 W 30th St, New York, New York 10001.
With respect to other proposals and nominations not to be included in our Proxy Statement pursuant to Rule 14a-8 of the Exchange Act, our amended and restated bylaws (our “Bylaws”) provide that stockholders wishing to present nominations for director or proposals for consideration at the 2024 Annual Meeting under these provisions of our Bylaws must submit timely notice that is received at our principal executive offices not earlier than January 2, 2024 and not later than February 1, 2024 in order for such nominations or proposals to be considered. A stockholder’s notice to nominate a director or bring any other business before the 2024 Annual Meeting must comply with the advance notice provisions of our Bylaws. In addition to complying with the advance notice provisions of our Bylaws, to nominate a director, stockholders must give timely notice that complies with the additional requirements of Rule 14a-19, and which must be received no later than April 1, 2024.
Other Information
The management of the Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares for which you grant your proxy on such matters in accordance with their best judgment.
You are receiving these proxy materials in connection with the Board’s solicitation of proxies to be voted at the Annual Meeting or any adjournment or postponement thereof. The expense of this solicitation, including cost of preparing and distributing this Proxy Statement, will be paid by the Company. Such expenses may also include the charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of shares.
In certain instances, one copy of the Company’s Annual Report or Proxy Statement is being delivered to two or more stockholders who share an address. Upon request, the Company will promptly deliver a separate copy of the Annual Report or Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered. Conversely, stockholders sharing an address who receive multiple copies of Annual Reports or Proxy Statements may request future delivery of a single copy. Requests in this regard should be addressed to: Corporate Secretary, c/o Payoneer Global Inc., 150 W 30th St, New York, New York 10001.
| 2023 Proxy Statement	55

Payoneer Global Inc.
150 W 30th St
New York, New York 10001
Proxy Statement for the 2023 Annual Meeting
of Stockholders
Questions and Answers About These Proxy Materials and Voting
Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to “Notice and Access” rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending an Important Notice Regarding the Availability of Proxy Materials (the “Proxy Availability Notice”) to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Proxy Availability Notice free of charge or request to receive a printed set of the proxy materials for the Annual Meeting. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Proxy Availability Notice.
We provided some of our stockholders with paper copies of the proxy materials instead of the Proxy Availability Notice. If you received paper copies of the proxy materials, we encourage you to help us reduce the environmental impact and financial cost of delivering paper proxy materials to stockholders by signing up per the instructions in the Proxy Availability Notice, to receive all of your future proxy materials electronically.
We expect that this Proxy Statement and the other proxy materials will be available to stockholders beginning on or about April 18, 2023.
When and how can I attend the virtual annual meeting?
The Annual Meeting will be held on May 31, 2023, at 9.00 a.m. (Eastern Time) via live video webcast at www.virtualshareholdermeeting.com/PAYO2023.
Only stockholders of record and beneficial owners of shares of our common stock as of the close of business on April 3, 2023 (the “Record Date”), may participate in the Annual Meeting, including voting and asking questions during the virtual Annual Meeting. Stockholders will need the 16-digit control number provided on their proxy card, voting instruction form or notice. We suggest you log in at least 15 minutes before the start of the meeting. If you experience technical difficulties during the check-in process or during the meeting, please consult the information regarding technical assistance available at www.virtualshareholdermeeting.com/PAYO2023 for assistance. You will not be able to attend the Annual Meeting physically in person.
Why are you having a virtual annual meeting?
We have determined to hold a virtual annual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and without charge. We believe this is the right choice for Payoneer currently, as it enables engagement with our stockholders, regardless of size, resources, or physical location. We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
Can I ask questions at the Annual Meeting?
Stockholders as of the Record Date who attend and participate in our virtual Annual Meeting will have an opportunity to submit questions live via the internet.
56	| 2023 Proxy Statement

What does it mean if I receive more than one Proxy Availability Notice?
If you receive more than one Proxy Availability Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Proxy Availability Notice to ensure that all of your shares are voted.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date of April 3, 2023, will be entitled to vote at the Annual Meeting. On the Record Date, there were 359,199,773 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on April 3, 2023, your shares were registered directly in your name with Payoneer’s transfer agent, Continental Stock Transfer & Trust Company (“Continental”), then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy.
Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone or on the internet as instructed below (see “How do I vote?”) or complete, date, sign and return the proxy card mailed to you to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee
If, on April 3, 2023, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and proxy materials are being forwarded to you by the organization that holds your account. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. You are also invited to virtually attend and vote at the Annual Meeting.
What am I voting on?
There are four matters scheduled for a vote:
•
Election of four Class II directors;

•
Ratification of the selection of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited (“PwC”), as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023;

•
Non-binding advisory vote to approve named executive officer compensation; and

•
Non-binding advisory vote on the frequency of future stockholder non-binding advisory votes to approve named executive officer compensation.

What if another matter is properly brought before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares for which you grant your proxy on those matters in accordance with their best judgment.
What is the Board’s voting recommendation?
The Board recommends that you vote your shares:
•
“For” the election of each of the nominees for director;

| 2023 Proxy Statement	57

•
“For” the ratification of the selection of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023;

•
“For” the non-binding advisory vote to approve named executive officer compensation; and

•
Every “One Year” for the non-binding advisory vote on the frequency of future stockholder non-binding advisory votes to approve named executive officer compensation.

How do I vote?
Regarding the election of directors, you may either vote “For” the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For any other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote even if you have already voted by proxy. Voting at the Annual Meeting will have the effect of revoking your previously submitted proxy (see “Can I change my vote after submitting my proxy?” below).
Before the Annual Meeting
By Internet	If you received the notice or a printed copy of the proxy materials, go to www.proxyvote.com and follow the instructions in the notice or on the proxy card.
By Telephone	If you received a printed copy of the proxy materials, follow the instructions on the proxy card.
By Mail	If you received a printed copy of the proxy materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.
During the Annual Meeting
In Person (Virtual)
You may also vote in person virtually by attending the meeting through the following website: www.virtualshareholdermeeting.com/PAYO2023. To attend the Annual Meeting and vote your shares, you must register for the Annual Meeting and provide the control number located on your notice or proxy card.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee
If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received proxy materials containing voting instructions from that organization rather than from Payoneer. Simply follow the voting instructions in the proxy materials to ensure that your vote is counted. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy form.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of Payoneer Global Inc. common stock you own as of April 3, 2023, the Record Date.
58	| 2023 Proxy Statement

Are there any limitations on number of shares held?
Pursuant to our Certificate of Incorporation, our Board may act to prevent the transfer of capital stock, or the exercise of rights with respect to our capital stock, if the effect of such transfer or exercise of rights would result in a stockholder holding more than 9.9% of the total issued and outstanding shares of our capital stock on a fully diluted basis.
Our charter provides that, subject to certain exceptions, we may request that holders or proposed transferees of our capital stock provide such information (including, without limitation, information with respect to citizenship, other holdings of our capital stock and affiliations) as we may reasonably request to determine whether the ownership of, or the exercise of any rights with respect to, our capital stock by such stockholder could result in such stockholder beneficially owning more than 9.9% of our issued and outstanding capital stock on a fully diluted basis (a “Violation”). This provision is designed to ensure we comply with the various licensing regimes of the several jurisdictions in which we operate, as the acquisition of more than 10% of our issued and outstanding capital stock in such jurisdictions could require regulatory notifications and/or approvals.
In the event a holder or proposed transferee fails to respond to our request for information or if, upon review of information provided by such holder or proposed transferee, the Board determines that such person’s holdings or acquisition of our capital stock would result in a Violation, we may refuse to permit any such transfer of capital stock, refuse to honor any transfer of capital stock purported to have been effected (in which case, such transfer shall be deemed to have been void ab initio), suspend rights of stock ownership the exercise of which could result in a Violation, or redeem such shares of capital stock. Pursuant to our charter, any shares of capital stock subject to redemption shall be redeemed at a price equal to $0.01 per share, on such other terms and conditions as our Board may determine. Our charter provides that our Board may, in its sole discretion, exempt (proactively or retroactively) any person from the foregoing restrictions.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of each of the nominees for Class II directors, “For” the ratification of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, as the Company’s independent registered public accounting firm, “For” the non-binding advisory vote to approve named executive officer compensation, and every “One Year” for the non-binding advisory vote on the frequency of future stockholder non-binding advisory votes to approve named executive officer compensation. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before May 30, 2023, 11.59 p.m. (Eastern Time). If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•
You may submit another properly completed proxy card with a later date.

•
You may grant a subsequent proxy by telephone or through the internet.

•
You may send a timely written notice delivered before May 30, 2023, 11.59 p.m. (Eastern Time), that you are revoking your proxy to Payoneer’s Corporate Secretary, c/o Payoneer Global Inc., 150 W 30th St, New York, New York 10001; provided, however, that if you intend to revoke your proxy by providing such written notice, we advise that you also send a copy via email to payoneerlegal@payoneer.com.

•
You may attend and vote at the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted, so long as it is provided within the applicable deadline. If your shares are held by your broker, banker or other nominee, you should follow the instructions provided by your broker, bank or other nominee to change your vote or revoke your proxy.
| 2023 Proxy Statement	59

What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but cannot vote the shares with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange (the “NYSE”), which generally apply to all brokers, banks or other nominees, on voting matters characterized by the NYSE as “routine,” member firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. On non-routine proposals, such “uninstructed shares” may not be voted by member firms. Only the proposal to ratify the selection of our independent registered public accounting firm is considered a “routine” matter for this purpose and brokers, banks or other nominees generally have discretionary voting power with respect to such proposal. Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.
What is the effect of votes to withhold, abstentions and broker non-votes?
Votes to Withhold:   For Proposal No. 1: Election of Directors, you may vote “For” all of the nominees or you may “Withhold” your vote with respect to one or more of the nominees. The four nominees who receive the most votes cast by the holders of shares either present at the Annual Meeting or represented by proxy will be elected to our Board. Broker non-votes will have no effect on Proposal No. 1: Election of Directors. In an uncontested election, “Withhold” votes have no effect and will not prevent a candidate from getting elected.
Abstentions:   Our Bylaws provide that in all matters up for a vote at the Annual Meeting, other than the election of directors, the affirmative vote of the holders of a majority of the votes cast at the meeting on the subject matter shall be the act of the stockholders. Under Delaware law (under which Payoneer is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting, but they are not counted as votes cast. Therefore, abstentions will have no effect on Proposals No. 2, 3 or 4.
Broker Non-Votes:   Under Delaware law (under which Payoneer is incorporated), broker non-votes are counted as shares present and entitled to vote at the Annual Meeting, but they are not counted as votes cast. Therefore, broker non-votes will have no effect on Proposals No. 1, 3 or 4 because these are considered “non-routine” matters. As a result, if you hold your shares in street name and you do not instruct your broker, bank or other nominee how to vote your shares in the election of directors, no votes will be cast on your behalf on these proposals. Therefore, it is critical that you indicate your vote on this proposal if you want your vote to be counted. The proposal to ratify the selection of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for the fiscal year ending December 31, 2023 should be considered a “routine” matter. Therefore, your broker, bank or other nominee will be able to vote on Proposal No. 2: Ratification of the Selection of the Independent Registered Public Accounting Firm for Payoneer, even if it does not receive instructions from you, so long as it holds your shares in its name.
60	| 2023 Proxy Statement

How many votes are needed to approve each proposal?
Proposal	Vote Required	Voting Choices	Discretionary Voting Allowed?
No. 1. Election of Directors	Plurality	For or Withhold	No
No. 2. Ratification of the Selection of the Independent Registered Public Accounting Firm for Payoneer	Majority Cast	For, Against or Abstain	Yes
No. 3. Non-binding advisory vote to approve named executive officer compensation	Majority Cast	For, Against or Abstain	No
No. 4. Non-binding advisory vote on the frequency of future stockholder non-binding advisory votes to approve named executive officer compensation	Majority Cast (or Plurality if no choice receives a majority)	One Year, Two Years, Three Years or Abstain	No
A “Plurality,” with regard to the election of directors, means that the four nominees who receive the most “For” votes cast by the holders of shares either present at the Annual Meeting or represented by proxy will be elected to our Board. A “Majority Cast,” with respect to the other proposals means that a majority of the votes cast on the proposal are voted “For” the proposal. For Proposal No. 4, in the absence of a majority of votes cast in support of any one frequency, the option of one year, two years or three years that receives the greatest number of votes will be considered the frequency selected by our stockholders.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid stockholder meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present or represented by proxy at the Annual Meeting. On the Record Date, there were 359,199,773 shares outstanding and entitled to vote. Thus, the holders of at least 179,599,887 shares must be present or represented by proxy at the Annual Meeting to have a quorum. Virtual attendance at our Annual Meeting constitutes “presence” for purposes of a quorum at the meeting.
Your shares will be counted towards the quorum only if you submit a valid proxy by mail, over the phone or through the internet (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the Annual Meeting. Abstentions, votes to “Withhold” and broker non-votes will be counted towards the quorum requirement. If there is no quorum, then either the Chair of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the meeting to another date. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.
How can I find out the results of the voting at the Annual Meeting?
Final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting.

April 18, 2023
A copy of our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on February 28, 2023, is available without charge upon written request to Investor Relations, Payoneer Global Inc., 150 W 30th St, New York, New York 10001 or by accessing a copy on Payoneer’s website at https://investor.payoneer.com/financials/sec-filings/default.aspx. Information on or accessible through our website is not incorporated by reference in this Proxy Statement.
| 2023 Proxy Statement	61

ANNEX A
Forward-Looking Statements
This Proxy Statement includes, and oral statements made from time to time by representatives of Payoneer, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Payoneer’s future financial or operating performance. For example, projections of future volume, revenue, transaction cost and adjusted EBITDA are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “plan,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Payoneer and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) changes in applicable laws or regulations; (2) the possibility that Payoneer may be adversely affected by geopolitical and other economic, business and/or competitive factors; (3) Payoneer’s estimates of its financial performance; (4) the outcome of any legal proceedings; and (5) other risks and uncertainties set forth in Payoneer’s Annual Report on Form 10-K for the period ended December 31, 2022 and future reports that Payoneer may file with the SEC from time to time. Nothing in this Proxy Statement should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Payoneer does not undertake any duty to update these forward-looking statements.
Financial Information; Non-GAAP Financial Measures
Some of the financial information and data contained in this Proxy Statement, such as adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Payoneer uses these non-GAAP measures to compare Payoneer’s performance to that of prior periods for budgeting and planning purposes. Payoneer believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Payoneer’s results of operations. Payoneer’s method of determining these non-GAAP measures may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies and Payoneer does not recommend the sole use of these non-GAAP measures to assess its financial performance. Payoneer management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Payoneer’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. You should review Payoneer’s financial statements, which are included in Payoneer’s Annual Report on Form 10-K for the year ended December 31, 2022 and its subsequent Quarterly Reports on Form 10-Q, and not rely on any single financial measure to evaluate Payoneer’s business.
| 2023 Proxy Statement	A-1

Non-GAAP measures include the following item:
Adjusted EBITDA: We provide adjusted EBITDA, a non-GAAP financial measure that represents our net income (loss) adjusted to exclude: M&A related income, stock-based compensation expenses, reorganization related expenses, share in losses (gain) of associated company, gain from change in fair value of warrants, other financial expense (income), net, taxes on income, and depreciation and amortization.
Other companies may calculate the above measure differently, and therefore Payoneer’s measures may not be directly comparable to similarly titled measures of other companies.
TABLE — 1
PAYONEER GLOBAL INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA (UNAUDITED)
(U.S. dollars in thousands)
	Year ended December 31,
	2022	2021
Net loss	$(11,970)	$(33,987)
Depreciation and amortization	20,858	17,997
Taxes on income	13,586	8,711
Other financial income, net	10,131	6,854
EBITDA	32,605	(425)
Stock based compensation expenses(1)	52,150	37,012
Reorganization related expenses(2)	—	5,087
Share in losses of associated company	2	37
M&A related expenses(3)	(2,323)	(1,721)
Gain from change in fair value of Warrants(4)	(33,963)	(11,824)
Adjusted EBITDA	$48,471	$28,166
(1) Represents non-cash charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
(2) Represents the non-recurring reorganizational costs that were not recorded as a reduction of additional paid in capital. The amounts relate to legal and professional services associated with our 2021 Reorganization with FTAC Olympus Acquisition Corp.
(3) Represents non-recurring fair value adjustment of a liability related to our 2020 acquisition of optile.
(4) Changes in the estimated fair value of the warrants are recognized as gain or loss on the statements of operations. The impact is removed from EBITDA as it represents market conditions that are not in control of the Company.
A-2	| 2023 Proxy Statement

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V09229-P84348 Nominees: 01) John Caplan 02) Amir Goldman 03) Susanna Morgan 04) Rich Williams 2. Ratification of the appointment of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, as the independent registered public accounting firm for the fiscal year ending December 31, 2023. 4. Non-binding advisory vote on the frequency of future stockholder non-binding advisory votes on named executive officer compensation. 3. Non-binding advisory vote to approve named executive officer compensation. NOTE: Please sign as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1. Election of Directors ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! PAYONEER GLOBAL INC. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the The Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below. Proposal 1. The Board of Directors recommends you vote FOR Proposals 2 and 3. The Board of Directors recommends you vote for 1 YEAR on Proposal 4. NOTE: The proxy holders will vote in their discretion on such other business as may properly come before the meeting or any adjournment or postponement thereof. You may attend the meeting and vote during the meeting when the polls are open via the Internet. We recommend, however, that you vote before the meeting even if you plan to participate in the meeting. When voting, have the information that is printed in the box marked by the arrow and follow instructions. PAYONEER GLOBAL INC. 150 W 30TH ST NEW YORK, NEW YORK 10001 ! ! ! ! ! ! ! 1 Year 2 Years 3 Years Abstain VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 30, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PAYO2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 30, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by 11:59 P.M. Eastern Time on May 30, 2023. SCAN TO VIEW MATERIALS & VOTE w

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V09230-P84348 PAYONEER GLOBAL INC. ANNUAL MEETING OF STOCKHOLDERS MAY 31, 2023, 9.00 A.M. EASTERN TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PAYONEER GLOBAL INC. The undersigned her eby appoints John Caplan and Beatrice Ordonez (the “Proxies”), and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Common Stock of Payoneer Global Inc. (the “Company”) which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 31, 2023 at 9.00 am ET or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting. THIS PROXY CARD, WHEN PROPERL Y EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED
FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2 AND 3, AND FOR EVERY ONE YEAR ON PROPOSAL 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. (Continued and to be marked, dated and signed, on the other side)